Exhibit 10.10

ABOVE SPACE FOR RECORDER’S USE

RECORDING REQUESTED

BY AND WHEN RECORDED

RETURN TO:

Samuel P. Gussis/Shaw Gussis

321 N. Clark, Suite 800

Chicago, Illinois 60610

DEED TO SECURE DEBT,

ASSIGNMENT OF LEASES AND RENTS AND

SECURITY AGREEMENT

THIS DEED TO SECURE DEBT, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT (as the same may be amended, restated, extended, supplemented or otherwise modified from time to time, the “Security Instrument”), is made as of the 26th day of January, 2005, by FOR 1031 NORTHRIDGE LLC, an Idaho limited liability company, (“Grantor”), and DBSI NORTHRIDGE LEASECO LLC, an Idaho limited liability company (“Master Tenant”; Master Tenant and Grantor are herein collectively referred to as “Borrower”; references herein to “Borrower” shall also mean and refer to each and every on of Grantor and Master Tenant, jointly and severally) to and for the benefit of CITIGROUP GLOBAL MARKETS REALTY CORP. a New York corporation, having its place of business at 388 Greenwich Street, 11th Floor, New York, New York 10013, together with its successors, assigns and transferees (“Grantee”).

W I T N E S S E T H:

To secure the payment of an indebtedness in the principal sum of THIRTEEN MILLION SEVEN HUNDRED FORTY THOUSAND AND NO/100 DOLLARS ($13,740,000), lawful money of the United States of America, to be paid with interest, with the balance of the indebtedness, if not sooner paid, due and payable on February 11, 2012 (the “Maturity Date”) according to that certain Fixed Rate Note dated of even date hereof made by Grantor to Grantee, as lender (the note together with all extensions, renewals or modifications thereof being hereinafter collectively called the “Note”) and all other sums due hereunder, or otherwise due under the Loan Documents (as defined in the Note) (said indebtedness, interest and all sums due hereunder and under the Note and any other Loan Documents being collectively called the “Debt”), and of that certain Guaranty of the Debt dated of even date hereof made by Master Tenant to Grantee, and all of the agreements, covenants, conditions, warranties, representations and other obligations made or undertaken by Grantor, Master Tenant or any other person or entity to Grantee or others as set forth in the Loan Documents (collectively, including the Debt, the “Obligations”), Borrower has irrevocably bargained, granted, sold, confirmed, pledged, given and assigned, and does hereby irrevocably bargain, sell, give, confirm, pledge, grant and assign unto Grantee, WITH POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION, the real property described in Exhibit A attached hereto (the “Premises”), and the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located thereon (the “Improvements”) including, without limitation, (i) all right, title and interest of Grantor, as landlord and otherwise, in, to and under that certain NNN Plus Lease Agreement dated as of or about the date hereof, by and between Grantor and Master Tenant (as may be hereafter modified or amended from time to time, the “Master Lease”), pursuant to which the Grantor has leased the Premises to Master Tenant, and (ii) all right, title and interest of Master Tenant, as tenant and otherwise, in, to and under the Master Lease and otherwise in and to the Premises and Improvements (collectively, the “Master Leasehold Estate”):

TOGETHER WITH: all right, title, interest and estate of Borrower now owned, or hereafter acquired, in and to the following property, rights, interests and estates (the Premises, the Improvements and the Master Leasehold Estate, together with the following property, rights, interests and estates being hereinafter described are collectively referred to herein as the “Property”):

(a)      all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Premises, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, courtesy and rights of courtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Premises and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(b)      all machinery, equipment, fixtures (including but not limited to all heating, ventilation, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature, whether tangible or intangible, whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Premises and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation, enjoyment and occupancy of the Premises and the Improvements (hereinafter collectively called the “Equipment”), including the proceeds of any sale or transfer of the foregoing, and the right, title and interest of Borrower in and to any of the Equipment which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the “Uniform Commercial Code”) superior in lien to the security title of this Security Instrument;

(c)      all awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain or condemnation (including but not limited to any transfer made in lieu of or in anticipation of the exercise of said rights), or for a change of grade, or for any other injury to or decrease in the value of the Property;

(d)      all leases and subleases (including, without limitation, all guarantees, letter of credit rights and other supporting obligations in respect thereof) and other agreements or arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Premises and the Improvements, including any extensions, renewals, modifications or amendments thereof (the “Leases”) and all rents, rent equivalents (including room revenues, if applicable), moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts (including deposit accounts), cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the Premises and the Improvements (the “Rents”), together with all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt, including without limitation (i) all of Grantor’s right, title and interest in, to and under the Master Lease and all Rents received by or paid to or for the account of or benefit of Grantor thereunder, and (ii) all of Master Tenant’s right, title and interest in, to and under the Leases (including, without limitation, those constituting subleases) and all Rents received by or paid to or for the account of or benefit of Master Tenant thereunder;

(e)      all proceeds of and any unearned premiums on any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property or any part thereof;

(f)      the right, in the name and on behalf of Borrower, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Grantee in the Property or any part thereof;

(g)      all accounts, escrows, reserves, documents, records, instruments, chattel paper (including both tangible chattel paper and electronic chattel paper), claims, financial assets, investment property, letter of credit rights, supporting obligations, deposits and general intangibles (including payment intangibles and software), as the foregoing terms are defined in the Uniform Commercial Code, and all franchises, trade names, trademarks, symbols, service marks, books, records, plans, specifications, designs, drawings, permits, consents, licenses, franchises, management agreements, contracts, contract rights (including, without limitation, any contract with any architect or engineer or with any other provider of goods or services for or in connection with any construction, repair, or other work upon the Property), approvals, actions, refunds or real estate taxes and assessments (and any other governmental impositions related to the Property), and causes of action that now or hereafter relate to, are derived from or are used in connection with the Property, or the use, operation, management, improvement, alteration, repair, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon;

(h)      any and all proceeds and products of any of the foregoing and any and all other security and collateral of any nature whatsoever, now or hereafter given for the repayment of the Debt and the performance of Borrower’s obligations under the Loan Documents, including (without limitation) the Tax and Insurance Escrow Fund (hereafter defined), the Replacement Reserve Fund (hereafter defined), the Deposit Account and Collateral Accounts (each as defined in the Cash Management Agreement dated as of the date hereof by and between Borrower and Grantee (the “Cash Management Agreement”), and any other escrows set forth in the Loan Documents;

(i)      all accounts receivable, contract rights, interests, estates or other claims, both in law and in equity, which Borrower now has or may hereafter acquire in the Property or any part thereof; and

(j)      all rights which Borrower now has or may hereafter acquire, to be indemnified and/or held harmless from any liability, loss, damage, cost or expense (including, without limitation, attorneys’ and paralegals’ fees and disbursements) relating to the Property or any part thereof.

TO HAVE AND TO HOLD the Property to the use, benefit and behoof of Grantee, its successors and assigns, in FEE SIMPLE forever, for the uses and purposes herein set forth;

THIS SECURITY INSTRUMENT is intended (i) to constitute a security agreement under the UCC, and (ii) to operate and is to be construed as a deed passing title to the Property to Grantor (and is made under those provisions of O.C.G.A. §§ 44-14-60 through 44-14-85 and other relevant provisions of law) and not as a mortgage, and is given to secure the obligations of Grantor pursuant to the Note and the other Loan Documents. This Security Instrument shall secure any and all renewals, extensions, modifications and amendments of the Obligations secured hereby and any other and further indebtedness of any amount which may hereafter be owed by Grantor to Grantee;

PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall well and truly pay to Grantee the Debt at the time and in the manner provided in the Note and this Security Instrument and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note in a timely manner, these presents and the estate hereby granted shall be cancelled and surrendered;

AND Borrower represents and warrants to and covenants and agrees with Grantee as follows:

1.      Payment of Debt and Incorporation of Covenants, Conditions and Agreements. Borrower shall pay the Debt at the time and in the manner provided in the Note and in this Security Instrument. Borrower will duly and punctually perform all of the covenants, conditions and agreements contained in the Note, this Security Instrument and the other Loan Documents all of which covenants, conditions and agreements are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

2.      Warranty of Title. Borrower warrants that Borrower has good, marketable and insurable title to the Property and has the right to give, grant, bargain, sell, alien, enfeoff, convey, confirm, pledge and assign the same. Borrower warrants that Borrower possesses an unencumbered fee estate in the Premises and the Improvements. Master Tenant warrants that Master Tenant possesses an unencumbered leasehold estate in the Master Leasehold Estate. Borrower warrants that it owns the Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy insuring the lien and security title of this Security Instrument (“Permitted Encumbrances”). Borrower represents and warrants that none of the Permitted Encumbrances will materially and adversely affect (i) Borrower’s ability to pay in full the Debt, (ii) the use of the Property for the use currently being made thereof, (iii) the operation of the Property, or (iv) the value of the Property. Borrower shall forever warrant, defend and preserve such title and the validity and priority of the lien and security title of this Security Instrument and shall forever warrant and defend the same to Grantee against the claims of all persons whomsoever.

3.      Insurance. (a) Borrower, at its sole cost and expense, will keep the Property insured during the entire term of this Security Instrument for the mutual benefit of Borrower and Grantee against loss or damage by fire, lightning, wind and such other perils as are included in a standard “all-risk” or “special causes of loss” form and against loss or damage by all other risks and hazards covered by a standard extended coverage insurance policy including, without limitation, riot and civil commotion, vandalism, malicious mischief, burglary and theft. Such insurance shall be in an amount equal to the greatest of (i) the then full replacement cost of the Improvements and Equipment, without deduction for physical depreciation, (ii) the outstanding principal balance of the Loan (as such term is defined in the Note), and (iii) such amount that the insurer would not deem Borrower a co-insurer under said policies. The policies of insurance carried in accordance with this section shall be paid annually in advance and shall contain a “Replacement Cost Endorsement” with a waiver of depreciation and an “Agreed Amount Endorsement”. The policies shall have a deductible no greater than $5,000 unless agreed to by Grantee.

(b)        Borrower, at its sole cost and expense, for the mutual benefit of Borrower and Grantee, shall also obtain and maintain during the entire term of this Security Instrument the following Policies:

  (i)         Flood insurance if any part of the Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of

1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994 (and any amendment or successor act thereto) in an amount at least equal to the lesser of (A) the full replacement cost of the Improvements and the Equipment within the parts of the Property so affected, (B) the outstanding principal amount of the Note or (C) the maximum limit of coverage available with respect to the Improvements and Equipment under said Act. Borrower hereby agrees to pay Grantee such fees as may be permitted under applicable law for the costs incurred by Grantee in determining, from time to time, whether the Property is then located within such area.

(ii)       Comprehensive General Liability or Commercial General Liability insurance, including a broad form comprehensive general liability endorsement and coverage for broad form property damage, contractual damages, personal injuries (including death resulting therefrom) and a liquor liability endorsement if liquor is sold on the Property, containing minimum limits of liability of $1 million for both injury to or death of a person and for property damage per occurrence and $2 million in the aggregate, and such other liability insurance reasonably requested by Grantee, including without limitation, not less than $10 million excess and/or umbrella liability insurance shall be obtained and maintained for any and all claims, including all legal liability imposed upon Borrower and all court costs and attorneys’ fees incurred in connection with the ownership, operation and maintenance of the Property.

(iii)      Rental loss and/or business interruption insurance for a period of 12 months in an amount equal to the greater of (A) estimated gross revenues from the operations of the Property over 12 months or (B) the projected operating expenses (including stabilized management fees, applicable reserve deposits, and debt service) for the maintenance and operation of the Property over 12 months. The amount of such rental loss insurance shall be increased from time to time during the term of this Security Instrument as and when new Leases and renewal Leases are entered into in accordance with the terms of this Security Instrument, to reflect all increased rent and increased additional rent payable by all of the tenants under such Leases.

(iv)      Insurance against loss or damage from explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in the Improvements and including broad form boiler and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery and equipment located in, on, or about the Premises and the Improvements. Coverage is required in an amount at least equal to the full replacement cost of such equipment and the building or buildings housing same. Coverage must extend to electrical equipment, sprinkler systems, heating and air conditioning equipment, refrigeration equipment and piping.

(v)      If the Property includes commercial property, worker’s compensation insurance with respect to any employees of Borrower, as required by any governmental authority or legal requirement.

(vi)       During any period of repair or restoration, builder’s “all risk” insurance in an amount equal to not less than the full insurable value of the Property against such risks (including, without limitation, fire and extended coverage and collapse of the Improvements to agreed limits) as Grantee may request, in form and substance acceptable to Grantee.

(vii)      Ordinance or law coverage to compensate for the cost of demolition, increased cost of construction, and loss to any undamaged portions of the Improvements, if the current use of the Property or the Improvements themselves are or become “nonconforming” pursuant to the applicable zoning regulations, or full rebuildability following casualty is otherwise not permitted under such zoning regulations.

(viii)    Windstorm insurance in an amount equal to the lesser of the original principal balance of the Loan and the maximum amount permitted by law.

(ix)      Such other insurance as may from time to time be reasonably required by Grantee in order to protect its interests.

The insurance policies required under subsections 3(a) and 3(b)(iii) above shall be required to cover perils of terrorism and acts of terrorism so long as such insurance coverage is available at commercially reasonable rates (as determined by Grantee in its sole discretion); provided however, if a Rating Agency in connection with a Secondary Market Transaction (as hereinafter defined) or in connection with its rating surveillance of the certificates issued pursuant to a Secondary Market Transaction would not provide or maintain a rating (including, without limitation, any so-called “shadow” rating) for any portion of such certificates or the Loan which would otherwise be available but for the failure to maintain terrorism insurance with respect to the Loan (or the Loan among other loans included in the Secondary Market Transaction), Borrower will so maintain such insurance if obtainable from any insurer or any governmental authority (for the maximum amount obtainable up to the amounts set forth in subsections 3(a) and 3(b)(iii) above and with deductibles no greater than those provided in subsection 3(a) above).

(c)       All Policies (i) shall be issued by companies approved by Grantee and licensed to do business in the state where the Property is located, with a claims paying ability rating of “AA” or better by Standard & Poor’s Ratings Services and a rating of “A:IX” or better in the current Best’s Insurance Reports; (ii) shall be maintained throughout the term of this Security Instrument without cost to Grantee; (iii) shall contain a Non-Contributory Standard Grantee Clause and a Lender’s Loss Payable Endorsement, or their equivalents, naming Grantee as the person to which all payments made by such insurance company shall be paid; (iv) shall contain a waiver of subrogation against Grantee; (v) intentionally deleted; (vi) shall be assigned and the originals delivered to Grantee (including certified copies of the Policies in effect on the date hereof within thirty (30) days after the closing of the Loan); (vii) shall contain such provisions as Grantee deems reasonably necessary or desirable to protect its interest including, without limitation, endorsements providing that neither Borrower, Grantee nor any other party shall be a co-insurer under said Policies and that Grantee shall receive at least thirty (30) days prior written notice of any modification or cancellation; (viii) shall be for a term of not less than one year, (ix) intentionally deleted, (x) shall provide that Grantee may, but shall not be obligated to, make premium payments to prevent any cancellation, endorsement, alteration or reissuance, and such payments shall be accepted by the insurer to prevent same, (xii) shall be satisfactory in form and substance to Grantee and shall be approved by Grantee as to amounts, form, risk coverage, deductibles, loss payees and insureds; and (xii) shall provide that all claims shall be allowable on events as they occur. Upon demand therefor, Borrower shall reimburse Grantee for all of Grantee’s (or its servicer’s) reasonable costs and expenses incurred in obtaining any or all of the Policies or otherwise causing the compliance with the terms and provisions of this Section 3, including (without limitation) obtaining updated flood hazard certificates for any required flood hazard insurance and replacement of any so-called “forced placed” insurance coverages. Borrower shall pay the premiums for such Policies (the “Insurance Premiums”) as the same become due and payable and shall furnish to Grantee evidence of the renewal of each of the Policies with receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Grantee (provided, however, that Borrower is not required to furnish such evidence of payment to Grantee in the event that such Insurance Premiums have been paid by Grantee pursuant to Section 5 hereof). If Borrower does not furnish such evidence and receipts at least thirty (30) days prior to the expiration of any expiring Policy, then Grantee may procure, but shall not be obligated to procure, such insurance and pay the Insurance Premiums therefor, and Borrower agrees to reimburse Grantee for the cost of such Insurance Premiums promptly on demand. Within thirty (30) days after request by Grantee, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Grantee, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like. Borrower shall give Grantee prompt written notice if Borrower receives from any insurer any written notification or threat of any actions or proceedings regarding the non-compliance or non-conformity of the Property with any insurance requirements. For purposes hereof, references to “Grantee” shall also be deemed to include, without limitation, Grantee’s successors, assigns or other designees.

(d)    In the event of the entry of a judgment of foreclosure, sale of the Property by non-judicial foreclosure sale, or delivery of a deed in lieu of foreclosure, Grantee hereby is authorized (without the consent of Borrower) to assign any and all Policies to the purchaser or transferee thereunder, or to take such other steps as Grantee may deem advisable to cause the interest of such transferee or purchaser to be protected by any of the Policies without credit or allowance to Borrower for prepaid premiums thereon.

(e)    If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (an “Insured Casualty”), Borrower shall give prompt notice thereof to Grantee and, notwithstanding whether the insurance proceeds are sufficient or made available to Borrower, Borrower shall promptly repair the Property to be at least equal value and of substantially the same character as prior to such damage, all to be effected in accordance with applicable law and plans and specifications approved in advance by Grantee. The expenses incurred by Grantee in the adjustment and collection of insurance proceeds shall become part of the Debt and be secured hereby and shall be reimbursed by Borrower to Grantee upon demand.

(f)    In case of loss or damages covered by any of the Policies, the following provisions shall apply:

(i)     In the event of an Insured Casualty that does not exceed $50,000, Borrower may settle and adjust any claim without the consent of Grantee and agree with the insurance company or companies on the amount to be paid upon the loss; provided that such adjustment is carried out in a competent and timely manner. In such case, Borrower is hereby authorized to collect and receipt for any such insurance proceeds.

(ii)     In the event an Insured Casualty shall exceed $50,000, then and in that event, Grantee may settle and adjust any claim without the consent of Borrower and agree with the insurance company or companies on the amount to be paid on the loss and the proceeds of any such policy shall be due and payable solely to Grantee and held in escrow by Grantee in accordance with the terms of this Security Instrument.

(iii)    In the event of any Insured Casualty, if (A) the loss is in an aggregate amount less than twenty percent (20%) of the original principal balance of the Note, and (B), in the reasonable judgment of Grantee, the Property can be restored within six (6) months after insurance proceeds are made available to an economic unit not less valuable (including an assessment of the impact of the termination of any Leases due to such Insured Casualty) and not less useful than the same was prior to the Insured Casualty, and after such restoration will adequately secure the outstanding balance of the Debt, and such restoration can be completed on or before six (6) months prior to the Maturity Date of the Loan, and (C) no Event of Default (hereinafter defined) shall have occurred and be then continuing, then the proceeds of insurance shall be applied to pay Borrower for the cost of restoring, repairing, replacing or rebuilding the Property or part thereof subject to Insured Casualty, as provided for below; and Borrower hereby covenants and agrees forthwith to commence and diligently to prosecute such restoring, repairing, replacing or rebuilding; provided, however, in any event Borrower shall pay all costs (and if required by Grantee, Borrower shall deposit the total thereof with Grantee in advance) of such restoring, repairing, replacing or rebuilding in excess of the net proceeds of insurance made available pursuant to the terms hereof.

(iv)    Except as provided above, the proceeds of insurance collected upon any Insured Casualty shall, at the option of Grantee in its sole discretion, be applied to the payment of the Debt or applied to reimburse Borrower for the cost of restoring, repairing, replacing or rebuilding the Property or part thereof subject to the Insured Casualty, in the manner set forth below. Any such application to the Debt shall not be considered a voluntary prepayment requiring payment of the prepayment consideration provided in the Note, and shall not reduce or postpone any payments otherwise required pursuant to the Note, other than the final payment on the Note.

(v)     In the event Borrower is entitled to reimbursement out of insurance proceeds held by Grantee, such proceeds shall be disbursed from time to time upon Grantee being furnished with (A) evidence satisfactory to it (which evidence may include inspection[s] of the work performed) that the restoration, repair, replacement and rebuilding covered by the disbursement has been completed in accordance with plans and specifications approved by Grantee, (B) evidence satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding, (C) funds, or, at

Grantee’s option, assurances satisfactory to Grantee that such funds are available, sufficient in addition to the proceeds of insurance to complete the proposed restoration, repair, replacement and rebuilding, and (D) such architect’s certificates, waivers of lien, contractor’s sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Grantee may reasonably require and approve; and Grantee may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by Grantee prior to commencement of work. With respect to disbursements to be made by Grantee: (A) no payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the value of the work performed from time to time; (B) funds other than proceeds of insurance shall be disbursed prior to disbursement of such proceeds; and (C) at all times, the undisbursed balance of such proceeds remaining in the hands of Grantee, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Grantee by or on behalf of Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Grantee to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens or claims for lien and the costs described in subsection 3(vi) below. Any surplus which may remain out of insurance proceeds held by Grantee after payment of such costs of restoration, repair, replacement or rebuilding may at Grantee’s discretion be applied to the reduction or discharge of the Debt whether or not then due and payable (such application to be without any prepayment consideration, except that if an Event of Default, or an event with notice and/or the passage of time, or both, would constitute an Event of Default, has occurred, then such application shall be subject to the prepayment consideration computed in accordance with the Note), with the balance, if any, to be disbursed to Borrower. In no event shall Grantee assume any duty or obligation for the adequacy, form or content of any such plans and specifications, nor for the performance, quality or workmanship of any restoration, repair, replacement and rebuilding.

(vi)     Notwithstanding anything to the contrary contained herein, the proceeds of insurance reimbursed to Borrower in accordance with the terms and provisions of this Security Instrument shall be reduced by the reasonable costs (if any) incurred by Grantee in the adjustment and collection thereof and by the reasonable costs incurred by Grantee of paying out such proceeds (including, without limitation, reasonable attorneys’ fees and costs paid to third parties for inspecting the restoration, repair, replacement and rebuilding and reviewing the plans and specifications therefor).

4.      Payment of Taxes and Other Charges. Subject to the provisions of Section 5 below, Borrower shall pay all taxes, assessments, water rates and sewer rents, now or hereafter levied or assessed or imposed against the Property or any part thereof (the “Taxes”) and all ground rents, maintenance charges, other governmental impositions, and other charges, including without limitation vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Premises, now or hereafter levied or assessed or imposed against the Property or any part thereof (the “Other Charges”) as the same become due and payable. Borrower will deliver to Grantee, promptly upon Grantee’s request, evidence satisfactory to Grantee that the Taxes and Other Charges have been so paid or are not then delinquent. Borrower shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Property, and shall promptly pay for all utility services provided to the Property. Borrower shall furnish to Grantee or its designee receipts for the payment of the Taxes, Other Charges and said utility services prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Grantee pursuant to Section 5 hereof).

5.      Tax and Insurance Escrow Fund. On the Closing Date, Borrower shall make an initial deposit to the Tax and Insurance Escrow Fund, as hereinafter defined, in an amount which, when added to the monthly amounts to be deposited as specified below, will be sufficient in the estimation of Grantee to satisfy the next due taxes, assessments, insurance premiums and other similar charges, plus an additional amount equal to two (2) monthly installments for each. Beginning on the date the first Interest Payment (as defined in the Note) is due under the Note, and on the eleventh day of each calendar month thereafter, Borrower shall, at the option of Grantee or its designee, pay to Grantee (a) one-twelfth of an amount which would be sufficient to pay the Taxes payable, or estimated by Grantee to be payable, during the next ensuing twelve (12) months, and (b) one-twelfth of an amount which would be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof (said amounts in (a) and (b) above hereinafter called the “Tax and Insurance Escrow Fund”). Grantee may, in its sole discretion, retain a third party tax consultant to obtain tax certificates or other evidence or estimates of tax due or to become due or to verify the payment of taxes and Borrower will promptly reimburse Grantee for the reasonable cost of retaining any such third parties or obtaining such certificates. Any unpaid reimbursements for the aforesaid shall be added to the Debt. The Tax and Insurance Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note, shall be added together and shall be paid as an aggregate sum by Borrower to Grantee. Borrower hereby pledges to Grantee any and all monies now or hereafter deposited in the Tax and Insurance Escrow Fund as additional security for the payment of the Debt. Grantee will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Sections 3 and 4 hereof. In making any payment relating to the Tax and Insurance Escrow Fund, Grantee may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 3 and 4 hereof, Grantee shall credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. In allocating such excess, Grantee may deal with the person shown on the records of Grantee to be the owner of the Property. If at any time Grantee determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay the items set forth in (a) and (b) above, Grantee shall notify Borrower of such determination and Borrower shall increase its monthly payments to Grantee by the amount that Grantee estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes and/or expiration of the Policies, as the case may be. Upon the occurrence of an Event of Default, Grantee may apply any sums then present in the Escrow Fund to the payment of the Debt in any order in its sole discretion. Until expended or applied as above provided, any amounts in the Tax and Insurance Escrow Fund shall constitute additional security for the Debt. Unless otherwise required by applicable law, the Tax and Insurance Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Grantee. Unless otherwise required by applicable law, no earnings or interest on the Tax and Insurance Escrow Fund shall be payable to Borrower even if Grantee or its servicer is paid a fee and/or receives interest or other income in connection with the deposit or placement of such fund (in which event such income shall be reported under Grantee’s or its servicer’s tax identification number, as applicable). Upon payment of the Debt and performance by Borrower of all its obligations under this Security Instrument and the other Loan Documents, any amounts remaining in the Tax and Insurance Escrow Fund shall be refunded to Borrower.

6.      Replacement Reserve Fund. Beginning on the date the first Interest Payment is due under the Note, and on the eleventh day of each calendar month thereafter, Borrower shall pay to Grantee an amount equal to one-twelfth of $47,002.00, the amount estimated by Grantee in its sole discretion to be due for replacements and repairs required to be made to the Property during the calendar year for the replacements and repairs deemed reasonably necessary by Grantee (the “Replacement Reserve Fund”). Borrower hereby pledges (and grants a lien and security interest) to Grantee in any and all monies now or hereafter deposited in the Replacement Reserve Fund as additional security for the payment of the Debt. As required in Section 17 below, Borrower shall deliver to Grantee for Grantee’s review and approval, a capital expenditure budget (the “Budget”) itemizing the replacements and capital repairs which are anticipated to be made to the Property during the next immediately succeeding calendar year. Notwithstanding the foregoing, Grantee may reassess its estimate of the amount necessary for the Replacement Reserve Fund from time to time and in its reasonable discretion, and may adjust the monthly amounts required to be deposited into the Replacement Reserve Fund after giving thirty (30) days notice to Borrower. Provided that no Event of Default shall exist and remain uncured, Grantee shall make disbursements from the Replacement Reserve Fund as requested, in writing, by Borrower, and approved by Grantee in its sole discretion, on a quarterly basis in increments of no less than $2,500 upon delivery by Borrower of copies of paid invoices (or with respect to requests in excess of $10,000, unpaid invoices) for the amounts requested, a certification from Borrower stating: (a) the nature and type of the related replacement or repair, (b) that the related replacement or repair has been completed in a good and workmanlike manner and (c) that the related replacement or repair has been paid for in full (or, with respect to requests in excess of $10,000, will be paid for in full from the requested disbursement) and, if required by Grantee, lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment. Any disbursement by Grantee hereunder for a capital item in excess of $10,000 and not already paid for by Borrower, shall be made by joint check, payable to Borrower and the applicable contractor, supplier, materialman, mechanic, subcontractor or other party to whom payment is due in connection with such capital item. Grantee may require an inspection of the Property at Borrower’s expense prior to making a disbursement in order to verify completion of replacements and repairs for which reimbursement is sought. The Replacement Reserve Fund is solely for the protection of Grantee and entails no responsibility or obligation on Grantee’s part beyond the payment of the costs and expenses described in this section in accordance with the terms hereof and beyond the allowing of due credit for the sums actually received. The Replacement Reserve Fund shall be held in an interest bearing account in Grantee’s name at a financial institution selected by Grantee in its sole discretion. All earnings or interest on the Replacement Reserve Fund shall be and become part of such Replacement Reserve Fund and shall be disbursed as provided in this Section 6. Upon the occurrence of an

Event of Default, Grantee may apply any sums then present in the Replacement Reserve Fund to the payment of the Debt in any order in its sole discretion. Upon payment of the Debt and performance by Borrower of all its obligations under this Security Instrument and the other Loan Documents, any amounts remaining in the Replacement Reserve Fund shall be refunded to Borrower. The Replacement Reserve Fund shall not constitute a trust fund and may be commingled with other monies held by Grantee.

7.      Condemnation. (a) Borrower shall promptly give Grantee written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding and shall deliver to Grantee copies of any and all papers served in connection with such proceedings. Grantee is hereby irrevocably appointed as Borrower’s attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment for said condemnation or eminent domain and while any Event of Default exists to make any compromise or settlement in connection with such proceeding, subject to the provisions of this Security Instrument. Borrower shall make no compromise or settlement in connection with such proceeding without Grantee’s prior written consent, not to be unreasonably withheld. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note, in this Security Instrument and the other Loan Documents and the Debt shall not be reduced until any award or payment therefor shall have been actually received after expenses of collection and applied by Grantee to the discharge of the Debt; provided, however, the occurrence of any taking by any public or quasi-public authority through eminent domain or otherwise shall not constitute an Event of Default. Grantee shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided herein and in the Note. Borrower shall cause the award or payment made in any condemnation or eminent domain proceeding, which is payable to Borrower, to be paid directly to Grantee. Grantee may apply any such award or payment to the reduction or discharge of the Debt whether or not then due and payable (such application to be without any prepayment consideration, except that if an Event of Default, or an event with notice and/or the passage of time, or both, would constitute an Event of Default, has occurred, then such application shall be subject to the prepayment consideration computed in accordance with the Note). If the Property is sold, through foreclosure or otherwise, prior to the receipt by Grantee of such award or payment, Grantee shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive said award or payment, or a portion thereof sufficient to pay the Debt.

(b)      Notwithstanding the provisions of subsection 7(a) above, in the event of a condemnation of less than all of the Property where: (i) no Event of Default shall have occurred and be continuing; (ii) the condemnation will not, in Grantee’s sole discretion, result in a material adverse effect to the use or operation of the Property, Borrower’s ability to make payments hereunder, or the operating income from the Property; and (iii) the amount of any award or payment that is uncontested shall have been paid to Grantee, then Grantee and Borrower shall jointly make any such compromise or settlement hereunder, or otherwise adjudicate such claim, and such award or payment (less amounts payable to Grantee for its costs and expenses incurred in connection therewith) shall be paid by Grantee to Borrower in the same manner as provided by subsection 3(f)(v) above to restore the Property to an architecturally and functionally compatible condition, and the excess available upon completion of such restoration may at Grantee’s discretion be applied to the reduction or discharge of the Debt whether or not then due and payable (such application to be without any prepayment consideration, except that if an Event of Default, or an event with notice and/or the passage of time, or both, would constitute an Event of Default, has occurred, then such application shall be subject to the prepayment consideration computed in accordance with the Note), with the balance, if any, to be disbursed to Borrower.

8.      Representations and Covenants Concerning Loan. Borrower represents, warrants and covenants as follows:

(a)      Borrower shall comply with all of the recommendations concerning the maintenance and repair of the Property which are contained in the inspection and engineering report which was delivered to Grantee in connection with the origination of the Loan.

(b)      In the event Borrower decides to engage a third party management company to manage the Property, Borrower agrees to engage a management company satisfactory to Grantee, pursuant to a management agreement satisfactory to Grantee, and to cause such management company to execute the Acknowledgment of Property Manager in form and substance as executed by the existing manager of the Property in connection with the Loan, and to deliver to Grantee promptly upon such engagement, a fully-executed copy of the property management agreement, together with the Acknowledgment of Property Manager signed by such manager.

(c)      In the event Grantee determines in its sole and reasonable discretion that the quality of management for the Property has deteriorated, Borrower agrees to engage a management company satisfactory to Grantee within forty-five (45) days after Borrower’s receipt of written notice of Grantee’s determination of the deterioration of the quality of management, pursuant to a management agreement satisfactory to Grantee, and to cause such management company to execute the Acknowledgment of Property Manager in form and substance as executed by the existing manager of the Property in connection with the Loan, and to deliver to Grantee promptly upon such engagement, a fully-executed copy of the management agreement, together with the Acknowledgment of Property Manager signed by such manager.

(d)      Borrower has reviewed and is familiar with all opinions of legal counsel to Borrower and any Guarantor or Affiliate (as hereinafter defined) applicable to such Borrower to be delivered in connection with the Loan, including those respecting enforceability and authority. None of the assumptions set forth in such opinions are incorrect.

(e)      Neither Borrower, nor any Guarantor, nor any Affiliate is or has been a debtor, and no property of any of them (including the Property) is property of the estate, in any voluntary or involuntary case under the Bankruptcy Code or under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect. No such party and no property of any of them is or has been under the possession or control of a receiver, trustee or other custodian. Neither Borrower, any Guarantor or any Affiliate has made or will make any assignment for the benefit of creditors. No such assignment or bankruptcy or similar case or proceeding is now contemplated.

(f)      The representations and warranties contained in the Closing Certificate executed by Borrower in connection with the Note (which certificate constitutes one of the Loan Documents) are true and correct and Borrower shall observe the covenants contained therein.

9.      Single Purpose Entity/Separateness. Each Borrower represents, warrants and covenants as follows with respect to such Borrower:

(a)      Borrower has not and shall not own any asset or property other than (i) its tenant in common interest in the Property, and (ii) incidental personal property necessary for the ownership or operation of the Property.

(b)      Borrower has not engaged and shall not engage in any business or activity other than the ownership, management, operation and sale of the Property (or undivided interests therein) and Borrower has conducted and operated and will conduct and operate its business as presently conducted and operated.

(c)      Except for the Management Agreement (as hereinafter defined) and the TIC Agreement, Borrower has not and shall not enter into or be a party to any transaction, contract or agreement with any guarantor of the Debt or any part thereof (a “Guarantor”) or any party which is directly or indirectly controlling, controlled by or under common control with Borrower or Guarantor (an “Affiliate”), except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any Guarantor or Affiliate.

(d)      Borrower has not incurred and shall not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (i) the Debt, or (ii) trade and operational debt incurred by Borrower in the ordinary course of business with trade creditors in connection with owning, operating and maintaining the Property, in such amounts as are normal and reasonable under the circumstances, provided such debt is not evidenced by a promissory note or other security instrument and is not at any time in an aggregate amount in excess of two percent of the original Debt, and further provided that all such trade debts are paid within 30 days after the same are incurred. No indebtedness other than the Debt may be secured (senior, subordinated or pari passu) by the Property;

(e)      Borrower has not made and shall not make any loans or advances to any third party, nor to Guarantor, any Affiliate or any other person.

(f)      Borrower is and will remain solvent and Borrower will pay its debts from its assets as the same shall become due.

(g)      Borrower has done or caused to be done and will do all things necessary, to preserve its existence, and Borrower will not, nor will Borrower permit any Guarantor to amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, operating agreement, trust or other organizational documents of Borrower or any Guarantor in a manner which would adversely affect Borrower’s existence as a single-purpose entity, without the prior written consent of Grantee.

(h)    Borrower has maintained and shall maintain financial statements, accounting records, books and records, bank accounts and other entity documents separate from those of its Affiliates and any constituent party of Borrower or any other person or entity, and Borrower shall maintain its books, records, resolutions and agreements as official records; provided, however, that if the Borrower is a disregarded entity under federal tax law, then Borrower’s owner may include the Borrower’s tax reporting on such owner’s tax returns.

(i)    Borrower has been and will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate, any constituent party of Borrower or any Guarantor), shall correct any known misunderstanding regarding its identity or status as a separate entity, has conducted and shall conduct business in its own name, has held and shall hold its assets in its own name, has maintained and shall maintain and utilize separate stationery and a separate telephone number, invoices and checks, has allocated and shall allocate fairly and reasonably any overhead for shared office space, and has not identified and shall not identify itself as a division or part of any Affiliate or other person, or any Affiliate or other person as a division or part of Borrower.

(j)    Borrower has preserved and kept and shall preserve and keep in full force and effect its existence, good standing and qualification to do business in the state in which the Property is located and Borrower has observed and will observe all partnership, corporate or limited liability company formalities, as applicable.

(k)    Borrower has maintained and shall maintain adequate capital and a sufficient number of employees for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations. Borrower will pay the salaries of its own employees.

(1)    Borrower nor any constituent party of Borrower has sought or shall seek or consent to the dissolution or winding up, in whole or in part, of Borrower, nor will Borrower merge with or be consolidated into any other entity or acquire by purchase or otherwise all or substantially all of the business assets of, or any stock of beneficial ownership of, any entity or participate in an UPREIT, DOWNREIT or similar transaction with a real estate investment trust or other entity.

(m)   Borrower has not and shall not commingle the funds and other assets of Borrower with those of any Affiliate, any Guarantor, any constituent party of Borrower or any other person, and Borrower has paid and will pay its own liabilities out of its own funds and assets.

(n)    Borrower has maintained and shall maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any constituent party of Borrower, Affiliate, Guarantor or any other person; provided that owning the Property as a tenant in common with the other Borrowers shall not be, nor deemed to be, a violation of this provision.

(o)    Borrower has not and shall not assume, guarantee, become obligated for or hold itself out to be responsible for or held out its credit as being available to satisfy, or pledged its assets as security for the debts or obligations of any other person, except to the extent that each Borrower is liable for the Debt jointly and severally with the other Borrowers (provided, that the foregoing shall not prevent Borrower from being and holding itself responsible for expenses incurred or obligations undertaken by the property manager of the Property in respect of its duties regarding the Property).

(p)    Borrower shall obtain and maintain in full force and effect, and abide by and satisfy the material terms and conditions of, all material permits, licenses, registrations and other authorizations with or granted by any governmental authorities that may be required from time to time with respect to the performance of its obligations under this Security Instrument.

(q)    Borrower does not own and shall not own any subsidiary, or make any investment in any person or entity.

(r)    Borrower has not and shall not without the unanimous consent of all its general partners, directors or members, as applicable, file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors.

(s)    Borrower shall be a limited liability company formed under the laws of the State of Idaho, with one or more members, whose articles of organization and operating agreement or certificate of formation and limited liability company agreement, as applicable (“Borrower’s Organizational Documents”) shall be in form and substance reasonably satisfactory to Grantee.

(t)    Borrower’s Organizational Documents shall contain each of the representations, covenants and warranties set forth in this Section 9.

(u)    Borrower shall not acquire obligations or securities of any Guarantor or Affiliate.

(v)    Borrower has not and shall not permit the debts and obligations of such Borrower to be paid by another party.

10.    Maintenance of the Property. Borrower shall cause the Property to be operated and maintained in a good and safe condition and repair and in keeping with the condition and repair of properties of a similar use, value, age, nature and construction. Borrower shall not use, maintain or operate the Property in any manner which constitutes a public or private nuisance or which makes void, voidable, or cancelable, or increases the premium of, any insurance then in force with respect thereto. The Improvements and the Equipment shall not be removed, demolished or materially altered (except for normal replacement of the Equipment and tenant improvements performed in accordance with the terms of the Loan Documents) without the consent of Grantee. Borrower shall promptly comply with all laws, orders and ordinances affecting the Property, or the use thereof. Borrower shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Section 7 hereof and shall complete and pay for any structure at any time in the process of construction or repair on the Premises.

11.    (a)    Use of Property. Borrower shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof, nor shall Borrower initiate, join in, acquiesce in, or consent to any zoning change or zoning matter affecting the Property. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit such nonconforming use to be discontinued or abandoned without the express written consent of Grantee. Borrower shall not permit or suffer to occur any waste on or to the Property or to any portion thereof and shall not take any steps whatsoever to convert the Property, or any portion thereof, to a condominium or cooperative form of management. Borrower will not install or permit to be installed on the Premises any underground storage tank or above-ground storage tank without the written consent of Grantee.

(b)    Environmental Hazards. Borrower hereby covenants and agrees that it shall not: (i) cause or permit the presence, use, generation, manufacture, production, processing, installation, release, discharge, storage (including above and underground storage tanks for petroleum or petroleum products, but excluding small containers of gasoline used for maintenance equipment or similar purposes), treatment, handling, or disposal of any Hazardous Substances (as defined in this subsection 11 (b), hereinbelow) on, under, in or about the Property, or in any way affecting the Property or the value of the Property, or which may form the basis for any present or future claim, demand or liability relating to contamination, release, exposure, cleanup or other remediation of the Property (excluding the safe and lawful use and storage of quantities of Hazardous Substances customarily used in the operation and maintenance of comparable properties); (ii) cause or permit the transportation to, from or across the Property of any Hazardous Substances or (iii) cause or exacerbate any occurrence or condition on the Property that is or may be in violation of any Environmental Law (as defined in this subsection 11(b), hereinbelow). Borrower shall take all appropriate steps to ensure compliance by all tenants and subtenants on the Property with Borrower’s covenants and agreements in this subsection 11(b). The matters described in subsection 11(b), clauses (i), (ii) and (iii) above, are referred to collectively below as “Prohibited Activities or Conditions.”

Except with respect to any matters which have been disclosed in writing by Borrower to Grantee prior to the date of this Security Instrument, or matters which have been disclosed in an environmental hazard assessment report of the Property received by Grantee prior to the date of this Security Instrument, Borrower represents and warrants that it has not at any time caused or permitted any Prohibited Activities or Conditions and to the best of its knowledge after due inquiry, no Prohibited Activities or Conditions exist or have existed on or under the Property. Borrower shall take all appropriate steps (including but not limited to appropriate lease provisions) to prevent its employees, agents, and contractors, and all tenants and other occupants on the Property, from causing, permitting or exacerbating any Prohibited Activities or Conditions. Borrower shall not lease or allow the sublease of all or any portion of the Property for use to any tenant or subtenant that, in the ordinary course of its business, would cause, permit or exacerbate any Prohibited Activities or Conditions, and all leases and subleases shall provide that tenants and subtenants shall not cause, permit or exacerbate any Prohibited Activities or Conditions.

Borrower represents that it has not received and has no knowledge of the issuance of, any claim, citation or notice of any pending or threatened suits, proceeding, orders, notices of violation, or governmental inquiries, requests for information, or opinions involving the Property that allege the violation of any Environmental Law (collectively “Governmental Actions”).

Borrower shall promptly notify Grantee in writing of: (i) the occurrence of any Prohibited Activity or Condition on the Premises or Improvements or both; (ii) Borrower’s actual knowledge of the presence on or under any adjoining property of any Hazardous Substances which can reasonably be expected to have a material adverse impact on the Property or the value of the Property, discovery of any occurrence or condition on the Property or any adjoining real property that could cause any restrictions on the ownership, occupancy, transferability or use of the Real Property under any Environmental Law, and Borrower shall cooperate with any governmental inquiry, and shall comply with any governmental or judicial order which arises from any alleged Prohibited Activities or Conditions; (iii) any Governmental Action; and (iv) any claim made or threatened by any third party against Borrower, Grantee, or the Property relating to loss or injury resulting from any Hazardous Substances. Any such notice by Borrower shall not relieve Borrower of, or result in a waiver of any obligation of Borrower under this subsection 11(b).

Borrower shall promptly pay the costs of any environmental audits, studies or investigations (including but not limited to advice of legal counsel) and the removal of any Hazardous Substances from the Property required by Grantee as a condition of its consent to any sale or transfer under Section 12 hereof of all or any part of the Premises or Improvements or any transfer occurring upon a foreclosure or a deed in lieu of foreclosure or any interest therein, or required by Grantee following a reasonable determination by Grantee and its employees, agents and contractors to enter onto the Property for the purpose of conducting such environmental audits, studies and investigations. Any such costs and expenses incurred by Grantee (including but not limited to reasonable fees and expenses of attorneys and consultants, whether incurred in connection with any judicial or administrative process or otherwise) which Borrower fails to promptly pay shall become immediately due and payable and shall become additional indebtedness secured by this Security Instrument.

Borrower shall hold harmless, defend and indemnify Grantee and its officers, directors, trustees, employees, and agents from and against all losses, proceedings (including but not limited to Government Actions), claims, damages, penalties, liabilities, fines, costs and expenses (including without limitation fees and expenses of attorneys and expert witnesses, sums paid in settlement of claims and any fees and expenses incurred in collecting any sums due hereunder, investigatory fees, and cleanup and remediation expenses, whether or not incurred within the context of the judicial process), arising directly or indirectly from: (i) any breach of any representation, warranty, or obligation of Borrower contained in this subsection 11(b); (ii) the presence or alleged presence of Hazardous Substances on or under the Property; (iii) any lawsuit brought or threatened, settlement reached, or Governmental Actions relating to Hazardous Substances and (iv) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to Hazardous Substances. Borrower’s liability to Grantee under this subsection 11(b) shall arise upon the earlier to occur of (i) the discovery of, or threat or suspected presence of any Hazardous Substances on, under or about the Real Property or (ii) upon the institution of any action for which Borrower has agreed to indemnify Grantee, and not upon the realization of loss or damage. Grantee agrees that Borrower’s liability created under this paragraph shall be limited to the assets of Borrower. Notwithstanding the foregoing or any provision to the contrary contained herein or in any of the other Loan Documents, the foregoing indemnity in favor of Grantee shall not extend to any matters caused by Grantee’s gross negligence or wilfull misconduct.

The term “Hazardous Substances,” for purposes of this subsection 11(b), includes petroleum and petroleum products (excluding a small quantity of gasoline used in maintenance equipment on the Property), flammable explosives, radioactive materials (excluding radioactive materials in smoke detectors), polychlorinated biphenyls, asbestos in any form that is or could become friable, lead, radon, urea formaldehyde, hazardous waste, toxic or hazardous substances or other related materials whether in the form of a chemical, element, compound solution, mixture or otherwise including, but not limited to, those materials defined as “hazardous substances,” “extremely hazardous substances,” “hazardous chemicals, “hazardous materials, “toxic substances,” “toxic chemicals,” “air pollutants,” “toxic pollutants,” “hazardous wastes,” “extremely hazardous waste,” or “restricted hazardous waste” by any Environmental Law or regulated by any Environmental Law in any manner whatsoever, or which may have a negative impact on human health, the health of animals, or the environment. Notwithstanding the foregoing or any provision to the contrary contained herein or in any of the other Loan Documents, “Hazardous Substances” shall not include ordinary cleaning solvents and common chemicals used by tenants during the ordinary cleaning and maintenance of such tenant’s space in compliance with all applicable Environmental Laws.

The term “Environmental Law,” for the purposes of this subsection 11(b) means any federal, state, or local law, ordinance or regulation or any court judgment applicable to Borrower or to the Property relating to industrial hygiene or to environmental or unsafe conditions including, but not limited to, those relating to the generation, manufacture, storage, handling, transportation, disposal, release, emission or discharge of Hazardous Substances, those in connection with the construction, fuel supply, power generation and transmission, waste disposal or any other operations or processes relating to the Property, and those relating to the atmosphere, soil, surface and ground water, wetlands, stream sediments and vegetation on, under, in or about the Property. “Environmental Law” also shall include, but not be limited to: the Comprehensive Environmental Response, Compensation and Liability Act; the Superfund Amendment and Reauthorization Act; the Emergency Planning and Community Right-to-Know Act of 1986; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act; the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substance Control Act; the Safe Drinking Water Act, the Occupational Safety and Health Act, the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Federal Food, Drug and Cosmetic Act; the Endangered Species Act; the National Environmental Policy Act; the Rivers and Harbors Appropriation Act; the Surface Mining Control and Reclamation Act of 1977; the Oil Pollution Act of 1990, and the rules, regulations and guidance adopted with respect to the foregoing laws. The term “Environmental Law” also includes, but is not limited to, any present and future federal, state and local laws, including but not limited to common law, statutes, ordinances, rules, or regulations which: condition transfer of real property upon a negative declaration or other approval of a governmental authority or other person or entity; impose conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance or trespass or other causes of action relating to the Property; and relating to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of the Property.

The representations, warranties, covenants, agreements, indemnities and undertakings of Borrower contained in this subsection 11(b) shall be in addition to any and all other obligations and liabilities that Borrower may have to Grantee under applicable law. Grantee may enforce the obligations of Borrower contained in this subsection 11(b) without first resorting to or exhausting any security or collateral or without first having recourse to the Note, this Security Instrument, or the other Loan Documents or security documents or any of the Property, through foreclosure proceedings or otherwise.

Except as otherwise provided herein, the representations, warranties, covenants, agreements, indemnities and undertakings of Borrower contained in this subsection 11(b) shall continue and survive notwithstanding the satisfaction, discharge, release, assignment, termination, subordination or cancellation of this Security Instrument or the payment in full of the principal of and interest on the Note and all other sums payable under the other Loan Documents or the foreclosure of this Security Instrument or the tender or delivery of a deed in lieu of foreclosure or the release of any portion of the Property from the security title of this Security Instrument, except with respect to any Prohibited Activities or Conditions or violation of any of the Environmental Laws which first commences and occurs after the satisfaction, discharge, release, assignment, termination or cancellation of this Security Instrument following the payment in full of the principal of and interest on the Note and all other sums payable under this Security Instrument and the other Loan Documents or which first commences or occurs after the actual dispossession from the entire Property of Borrower and all entities which control, are controlled by, or are under common control with Borrower (each of the foregoing persons or entities is hereinafter referred to as a “Responsible Party”) following foreclosure of this Security Instrument or acquisition of the Property by a deed in lieu of foreclosure. Nothing in the foregoing sentence shall relieve Borrower from any liability with respect to any Prohibited Activities or Conditions or violation of Environmental Laws where such Prohibited Activities or Conditions or violation of Environmental Laws commences or occurs, or is present as a result of, any act or omission by any Responsible Party or by any person or entity acting on behalf of a Responsible Party.

12.    Transfer or Encumbrance of the Property. (a) Borrower acknowledges that Grantee has examined and relied on the creditworthiness, reputation and status of Borrower in agreeing to make the loan secured hereby, and that Grantee will continue to rely on Borrower’s ownership and Master Tenant’s leasing and operation of the Property and as a means of maintaining the value of the Property as security for repayment of the Debt. Borrower acknowledges that Grantee has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt, Grantee can recover the Debt by a sale of the Property. Subject to the provisions of subsection 12(b) below, without the prior written consent of Grantee:

(i)    except as otherwise provided herein or in any of the Loan Documents, no Borrower, nor any other Person, shall, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, sell, transfer, convey, mortgage, pledge, or assign any interest in, or encumber, alienate, grant a Lien in or against, or grant or enter into any easement, covenant or other agreement granting rights in or restricting the use or development of, (A) the Property or any part thereof, or (B) any partnership interest, membership interest, shares of stock, beneficial interest or any other ownership interest (in whole or in part) in any Borrower or in any partner, member, shareholder, Grantee or other direct or indirect holder or any interest therein, through each tier of ownership with the intention that the foregoing restrictions shall not be avoided by the use of multiple tiers of ownership of direct or indirect interests in any Borrower; and

(ii)     no new partner, member, shareholder, Grantee or other legal or equitable owner shall be admitted to or created in any Borrower or in any partner, member, shareholder, Grantee or other direct or indirect holder of any interest therein, through each tier of ownership with the intention that the foregoing restrictions shall not be avoided by the use of multiple tiers of ownership of direct or indirect interests in any Borrower, (nor shall any existing general partner or member or controlling limited partner withdraw from any Borrower); and

(iii)    there shall be permitted no change in the organizational documents of, nor any withdrawal, resignation, removal or other change of status on the part of any partner, member, officer, director, manager or other Person from or with respect to his, her or its position of authority or control in, any Borrower or in any partner, member, shareholder, Grantee or other legal or equitable owner of any Borrower, or any partner, member, shareholder, Grantee or other direct or indirect holder of any interest therein (through each tier of ownership with the intention that these restrictions shall not be avoided by the use of multiple tiers of ownership of direct or indirect interests in any Borrower), if any such occurrence shall result in a change in control of the Property, any Borrower or any Borrower’s affairs.

As used in this Section 12, “transfer” shall include, without limitation, (1) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; and (2) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder (other than pursuant to the Master Lease) or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents.

(b)    Notwithstanding the foregoing, the following shall not constitute a violation of the provisions of subsection 12(a) above: (1) the leasing of individual units within the Property so long as Borrower complies with the provisions of the Loan Documents relating to such leasing activity; (2) transfers of limited partnership or non-controlling non-managing membership interests or shares or other non-controlling beneficial direct or indirect interests in any Borrower, and transfers of direct or indirect beneficial interests in any Borrower that occur for estate planning purposes, or by inheritance, devise, or bequest or by operation of law upon the death of a natural person who is an owner of a direct or indirect ownership interest in any Borrower, so long as such transfers do not result in a change of control of the Property and, after taking into account all such transfers described under this clause (2) and clause (f) below, no such transfer or series of transfers shall result in (x) a transfer in the aggregate of more than forty-nine percent (49%) of the interests in Borrower as of the date hereof or (y) the proposed transferee, together with his, her or its Affiliates and immediate family members or Affiliates thereof, owning in the aggregate, directly or indirectly (whether by means of beneficial ownership or ownership of interests in entities which in turn directly or indirectly, through multiple ownership tiers or otherwise, own interests in Borrower or otherwise), more than forty-nine percent (49%) of the ownership or beneficial interest in any Borrower; (3) a sale or other disposition of obsolete or worn-out personal property which is contemporaneously replaced by comparable personal property of equal or greater value which is free and clear of liens, encumbrances and security interests other than those created by the Loan Documents; or (4) the grant of an easement, if prior to the granting of the easement Borrower causes to be submitted to Grantee all information required by Grantee to evaluate the easement, and if Grantee determines that the easement will not materially affect the operation of the Property or Grantee’s interest in the Property and Borrower pays to Grantee, on demand, all cost and expense incurred by Grantee in connection with reviewing Borrower’s request.

(c)    The occurrence of any of the foregoing transfers or other occurrences described in the foregoing subsection 12(a) shall, unless permitted under subsection 12(b) above or otherwise approved in writing by Grantee, constitute an Event of Default (as defined below) hereunder, regardless of whether any such transfer or occurrence was caused instituted by Borrower or any other Person, whereupon Grantee at its option, without being required to demonstrate any actual impairment of its security or any increased risk of default hereunder, declare the Debt immediately due and payable. This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Property or other occurrence described in subsection 12(a) above (unless permitted under subsection 12(b) above), regardless of whether voluntary or not, or whether or not Grantee has consented to any previous sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Property or other occurrence described in subsection 12(a) above.

(d)    Each Borrower agrees to bear and shall pay or reimburse Grantee on demand for all reasonable expenses (including, without limitation, reasonable attorneys’ fees and disbursements, title search costs and title insurance endorsement premiums) incurred by Grantee in connection with the review, approval and documentation of any sale, conveyance, alienation, mortgage, encumbrance, pledge, transfer or other transaction or event described in subsection 12(a) above related to such Borrower. In addition, prior to the effectiveness of any direct or indirect transfer of the Property (including any transfer of the direct or indirect ownership interests in any Borrower), other than as permitted under subsection 12(b) above and subsection 12(f) below, Grantee shall receive an assumption fee from the transferring Borrower equal to one percent (1%) of the then unpaid principal balance of the Note (such one percent (1%) fee to be prorated ratably based upon the transferring Borrower’s percentage of tenant-in-common ownership in the Property, except that in connection with a transfer of the Property as contemplated by subsection 12(g) below, the assumption fee shall be one percent (1%)), together with any review fee required by Grantee.

(e)    Grantee’s consent to one sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Property or any part thereof or any other transaction or event described in subsection 12(a) above shall not be deemed to be a waiver of Grantee’s right to require such consent to any future occurrence of same. Any attempted or purported sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Property or of any direct or indirect interest in Borrower, and any other transfer described in subsection 12(a)

above, if made in contravention of this Section 12, shall be null and void and of no force and effect.

(f)    Grantee acknowledges that Grantor intends to transfer up to one hundred percent (100%) of Grantor’s ownership interest in the Property through a transfer of tenant-in-common ownership interests to persons, each of whom shall constitute an additional Grantor hereunder (the “Tenant-in-Common Transfer”). Notwithstanding the foregoing provisions of subsections 12(a) and (b) above, Lender’s consent to the Tenant-in-Common Transfer shall not be unreasonably withheld, after consideration of all relevant factors, which consent shall be deemed granted if Grantee has not objected in writing within ten (10) business days after Grantee’s receipt of all of the documentation required to be delivered to Grantee set forth immediately below, provided that all of the following conditions are satisfied:

(i)      no Event of Default shall have occurred and remain uncured;

(ii)     the Tenant-in-Common Transfer must occur within one hundred twenty (120) days from the date hereof;

(iii)    there shall be no more than a total of thirty-five (35) tenants-in-common as the collective Grantor hereunder, provided that the original Grantor named hereunder shall count as one (1) tenant-in-common so long as such original Grantor retains a tenant-in-common ownership interest in the Property;

(iv)    Grantee shall be provided a credit review authorization, financial statements, and copies of income tax returns for the past two (2) years on the proposed transferee (“Transferee”) and its principal owner(s) (“Transferee Guarantor”), and other information reasonably requested by Grantee, which demonstrate such Transferee to be a reputable entity or person of good character, creditworthy, with sufficient financial worth considering the obligations assumed and undertaken;

(vi)    With respect to any Transferee who would own a twenty percent (20%) or greater interest in the Property (with respect to all other Transferees, Grantee shall be provided a certification regarding the absence of such adverse matters, and if such proposed Transferee is unable or unwilling to provide such certification, or if Grantee reasonably deems it necessary, Grantee shall be provided with the Searches hereinafter described), Grantee shall be provided litigation, bankruptcy, judgment, tax lien and uniform commercial code filings searches in the applicable jurisdictions, as determined by Grantee (“Searches”) with respect to the Transferee, its principals (and any other party reasonably requested by Grantee), which Searches shall show no adverse matters;

(vii)   each Transferee of a tenant-in-common ownership interest in the Property shall be a limited liability company, organized in the State of Delaware or Idaho, which satisfies the requirements of Section 9 of this Security Instrument, and Grantee shall have been provided and reasonably approved the organizational documents (including, without limitation, all necessary resolutions, authorizations, certificates of good standing and foreign qualification) for such Transferee, which organizational documents shall satisfy the requirements of Section 9 of this Security Instrument;

(viii)  the deeds, instruments of transfer and other documents evidencing the Tenants-In-Common Transfer, including the assignment and assumption by the Transferee of the transferor’s rights and obligations (to the extent of the interest transferred) under the TIC Agreement and the Master Lease, shall be provided to and reasonably approved by Grantee;

(ix)    the Transferee and transferor in the Tenant-In-Common Transfer shall execute and record an assignment and assumption agreement with respect to the Loan, this Security Instrument and the other Loan Documents, in Grantee’s reasonable form (which assignment and assumption agreement shall constitute one of the Loan Documents);

(x)     the Transferee Guarantor shall provide Grantee with a guaranty in substantially the same form as the Guaranty executed in connection with this Loan, except that the scope of such guaranty shall be limited to the acts or omissions of such Transferee and each direct or indirect owner of any interest in such Transferee and each affiliate of such Transferee;

(xi)    Each Transferee shall provide Grantee with a Certification of Taxpayer Identification Number and Non-Foreign Status and a Loans to One Borrower Certificate in substantially the form provided to Grantee in connection with Loan;

(xii)   Filing by Grantee with respect to each Transferee of a Uniform Commercial Code Financing Statement with the Secretary of State of Delaware or Idaho (depending on the Transferee’s state of formation), and with the Fulton County, Georgia Recorder’s Office;

(xiii)  Grantee shall receive an opinion from counsel to Grantor reasonably acceptable to Grantee regarding the authorization, execution, and enforceability of the joinders, and the assignment and assumption agreement referred to in the foregoing clauses (viii) and (ix) by the parties thereto, and the continued enforceability of the Loan Documents against the Grantor (including the Transferee as a Grantor), that such transfer shall not affect, in any way, the enforceability of the Loan Documents or the lien status;

(xiv)  Grantee shall be provided true, correct and complete copies of any and all information and documents of any kind reasonably requested by Grantee concerning the Property, Transferee and/or transferor;

(xv)   Grantee shall be provided an endorsement to the mortgagee policy of title insurance then insuring the lien created by this Security Instrument in form and substance acceptable to Grantee, in Grantee’s sole discretion (the “Endorsement”), which Endorsement shall show the Grantor (including the Transferee as a Grantor) as the owner of the Property and shall insure the continued first priority lien status of the Security Instrument, as assumed by the Transferee, with no adverse matters;

(xvi)    Grantor shall pay all reasonable out-of-pocket costs incurred by Grantee in connection with the Tenant-in-Common Transfer, including but not limited to, Grantee’s attorneys’ fees and expenses, all recording fees and all fees payable to the title company for Searches and the delivery to Grantee of the Endorsement; and

(xvii)   unless otherwise waived by Grantee based on applicable guidelines of the Rating Agencies (as hereinafter defined), Grantee shall have recommendations in writing from the Rating Agencies to the effect that such transfer will not result in a re-qualification, reduction or withdrawal of any rating initially assigned or to be assigned in a Secondary Market Transaction. The term “Rating Agencies” as used herein shall mean each of Standard & Poor’s Ratings Services, a division of McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., and Fitch, Inc., or any other nationally-recognized statistical rating agency which is or may be designated by Grantee.

(g)    Further notwithstanding the foregoing provisions of subsections 12(a) and 12(b) above, Grantee’s consent to the transfers of tenant-in-common ownership interests in the Property from Transferees to persons (i.e., transfers that occur after the initial transfer from the Grantor named hereunder to such Transferee) (“Subsequent Transfers”), each of which shall constitute an additional Grantor hereunder, shall not be unreasonably withheld after consideration of all relevant factors, provided that the following conditions are satisfied:

(i)        no Event of Default shall have occurred and remain uncured;

(ii)       no more than five (5) Subsequent Transfers occur in any twelve (12) month period, and not more frequently than every sixty (60) days;

(iii)      Grantee shall be provided all of the deliveries required under Subsection 12(f) immediately above;

(iv)      Grantor shall pay to Grantee a fee of $5,000 for each Subsequent Transfer together with all reasonable out-of-pocket costs incurred by Grantee in connection with each Subsequent Transfer, including but not limited to, Grantee’s attorneys’ fees and expenses, all recording fees and all fees payable to the title company for Searches and the delivery to Grantee of the Endorsement; and

(v)       unless otherwise waived by Grantee based on applicable guidelines of the Rating Agencies, Grantee shall have recommendations in writing from the Rating Agencies to the effect that such transfer will not result in a re-qualification, reduction or withdrawal of any rating initially assigned or to be assigned in a Secondary Market Transaction.

(h)    Notwithstanding the foregoing provisions of subsections 12(a), (b), (f) or (g) above, Grantee’s consent to the one-time sale or transfer of the Property will not be unreasonably withheld after consideration of all relevant factors, provided that:

(i)     no Event of Default shall have occurred and remain uncured;

(ii)    the proposed transferee (“Property Transferee”) shall be a reputable entity or person of good character, creditworthy, with sufficient financial worth considering the obligations assumed and undertaken, as evidenced by financial statements and other information reasonably requested by Grantee;

(iii)   the Property Transferee and its property manager shall have sufficient experience in the ownership and management of properties similar to the Property, and Grantee shall be provided with reasonable evidence thereof (and Grantee reserves the right to approve the Property Transferee without approving the substitution of the property manager);

(iv)   After securitization of the Loan, unless otherwise waived by Grantee based on applicable guidelines of the Rating Agencies, Grantee shall have recommendations in writing from the Rating Agencies to the effect that such transfer will not result in a re-qualification, reduction or withdrawal of any rating initially assigned or to be assigned in a Secondary Market Transaction.

(v)    the Property Transferee shall have executed and delivered to Grantee an assumption agreement in form and substance acceptable to Grantee, evidencing the Property Transferee’s agreement to abide and be bound by the terms of the Note, this Security Instrument and the other Loan Documents together with such legal opinions and title insurance endorsements as may be reasonably requested by Grantee; and

(vi)   Borrower shall have paid and Grantee shall have received the payments, fees, and reimbursements required under subsection 12(d) hereof.

13.    Estoppel Certificates and No Default Affidavits. (a) After request by Grantee, Borrower shall within ten (10) days furnish Grantee with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the rate of interest of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any known offsets or defenses to the payment of the Debt, if any, and (vi) that the Note, this Security Instrument and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

(b)    After request by Grantee, Borrower shall within ten (10) days furnish Grantee with a certificate reaffirming all representations and warranties of Borrower set forth herein and in the other Loan Documents as of the date requested by Grantee or, to the extent of any changes to any such representations and warranties, so stating such changes.

(c)    If the Property includes commercial property, Borrower shall deliver to Grantee upon request, tenant estoppel certificates from each commercial tenant at the Property in form and substance reasonably satisfactory to Grantee, provided that Borrower shall not be required to provide such certificates more frequently than one (1) time in any calendar year.

14.    Taxes on Security; Documentary Stamps; Intangibles Tax. (a) Borrower shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Note or the liens created or secured by the Loan Documents, other than income, franchise and doing business taxes imposed on Grantee. If there shall be enacted any law (a) deducting the Loan from the value of the Property for the purpose of taxation, (b) affecting any lien on the Property, or (c) changing existing laws of taxation of mortgages, deeds of trust, security deeds, or debts secured by real property, or changing the manner of collecting any such taxes, Grantee shall promptly pay to Grantee, on demand, all taxes, costs and charges for which Grantee is or may be liable as a result thereof; however, if such payment would be prohibited by law or would render the Loan usurious, then instead of collecting such payment, Grantee may declare all amounts owing under the Loan Documents to be immediately due and payable. No prepayment consideration shall be imposed on any such payment.

(b)    If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note or this Security Instrument, or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any. Borrower hereby agrees that, in the event that it is determined that additional documentary stamp tax or intangible tax is due hereon or any mortgage or promissory note executed in connection herewith (including, without limitation, the Note), Borrower shall indemnify and hold harmless Grantee for all such documentary stamp tax and/or intangible tax, including all penalties and interest assessed or charged in connection therewith. Borrower shall pay same within ten (10) days after demand of payment from Grantee and the payment of such sums shall be secured by this Security Instrument and such sums shall bear interest at the Default Rate (as defined in the Note) until paid in full.

(c)    Borrower shall hold harmless and indemnify Grantee, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of this Security Instrument.

15.    No Credits on Account of the Debt. Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt. In the event such claim, credit or deduction shall be required by law, Grantee shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

16.    Controlling Agreement. It is expressly stipulated and agreed to be the intent of Borrower and Grantee at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Grantee to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this section shall control every other covenant and agreement in this Security Instrument and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Debt, or if Grantee’s exercise of the option to accelerate the maturity of the Note, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Borrower’s and

Grantee’s express intent that all excess amounts theretofore collected by Grantee shall be credited on the principal balance of the Note and all other Debt (or, if the Note and all other Debt have been or would thereby be paid in full, refunded to Borrower), and the provisions of the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Grantee for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Debt until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum rate permitted under applicable law from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Grantee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

17.    Financial Statements. (a) The financial statements heretofore furnished to Grantee are, as of the dates specified therein, complete and correct and fairly present the financial condition of Borrower and any other persons or entities that are the subject of such financial statements, and are prepared in accordance with generally accepted accounting principles in the United States of America consistently applied (or such other accounting basis reasonably acceptable to Grantee). Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on the Property or the operation thereof for its current use, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operation or business of Borrower or any other persons or entities that are the subject of such financial statements from that set forth in said financial statements.

(b)    Borrower will maintain full and accurate books of accounts and other records reflecting the results of the operations of the Property and will furnish to Grantee the following items, each certified by Borrower as being true and correct and presented in such format as Grantee or its designee may reasonably request, as follows:

(i)    Until the earlier to occur of (A) eighteen (18) months following the date hereof, or (B) a Secondary Market Transaction, Borrower shall furnish monthly each the items listed in subsections (ii)(A)-(C) below, but dated as of the last day of each such month (collectively, the “Pre-Securitization Financials”) within twenty (20) days after the end of such month.

(ii)    On or before forty-five (45) days after the end of each calendar quarter: (A) a written statement (rent roll) dated as of the last day of each such calendar quarter identifying each of the Leases by the term, renewal options (including rental base), space occupied, rental and other charges required to be paid, security deposit paid, real estate taxes paid by tenants, common area charges paid by tenants, tenant pass-throughs, any rental concessions or special provisions or inducements, tenant sales (if the tenant is required to report sales to Borrower), rent delinquencies, rent escalations, amounts taken in settlement of outstanding arrears, collections of rent for more than one (1) month in advance, continuous operation obligations, cancellation or “go dark” provisions, “non-competition” provisions (restricting Borrower or any tenant), any defaults thereunder and any other information reasonably required by Grantee; (B) monthly and year to date operating statements prepared for each calendar month during each such calendar quarter, each of which shall include an itemization of actual (not pro forma) capital expenditures during the applicable period; (C) a property balance sheet for such month; and (D) a comparison of the budgeted income and expenses with the actual income and expenses for such month and year to date, together with a detailed explanation of any variances between budgeted and actual amounts that are in excess of the greater of five percent (5%) and $1,000 or more for each line item therein.

(iii)    Within ninety (90) days following the end of each calendar year: (A) a written statement (rent roll) dated as of the last day of each such calendar year identifying each of the Leases by the term, space occupied, rental required to be paid, security deposit paid, any rental concessions, and identifying any defaults or payment delinquencies thereunder; (B) annual operating statements prepared for such calendar year, which shall include an itemization of actual (not pro forma) capital expenditures during the applicable period, total revenues received, total expenses incurred, total debt service and total cash flow; and (C) an annual balance sheet and profit and loss statement of Borrower, each general partner, member or principal shareholder of Borrower, and any Guarantors in a form reasonably required by Grantee, prepared and certified by the respective Borrower, general partner, member or principal shareholder of Borrower or, as to Guarantors’ financial statements, such Guarantors.

(iv)    On or before December 1 of the year preceding the year to which such budget pertains, Borrower shall furnish an annual budget of the operation of the Property.

(c)    In the event that Borrower fails to provide to Grantee or its designee any of the financial statements, certificates, reports or information (the “Required Records”) required by this Section 17 within thirty (30) days after the date upon which such Required Record is due, Borrower shall pay to Grantee, at Grantee’s option and in its sole discretion, an amount equal to $7,500 if the Required Records are not so delivered; provided that, Grantee has given at least ten (10) days prior written notice to Borrower of such failure by Borrower to timely submit the applicable Required Records. Notwithstanding the foregoing, in the event that Borrower fails to provide Grantee with Pre-Securitization Financials on or before the date they are due, Borrower shall pay to Grantee, at Grantee’s option and in its sole discretion, an amount equal to $7,500 if the Pre-Securitization Financials are not so delivered.

18.    Performance of Other Agreements. Borrower shall duly and punctually observe and perform each and every term, provision, condition, and covenant to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument (including all instruments comprising the Permitted Encumbrances) affecting or pertaining to the Property, and will not suffer or permit any default or event of default (giving effect to any applicable notice requirements and cure periods) to exist under any of the foregoing.

19.    Further Acts, Etc. (a) Borrower will, at the cost of Borrower, and without expense to Grantee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, Uniform Commercial Code financing statements or continuation statements, transfers and assurances as Grantee shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Grantee the property and rights hereby mortgaged, given, granted, bargained, sold, alienated, infeft, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Grantee, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument or for facilitating the sale of the Loan and the Loan Documents as described in subsection 19(b) below. Borrower, on demand, will execute and deliver and hereby authorizes Grantee to execute in the name of Borrower or without the signature of Borrower to the extent Grantee may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Grantee in the Property. Upon foreclosure, the appointment of a receiver or any other relevant action, Borrower will, at the cost of Borrower and without expense to Grantee, cooperate fully and completely to effect the assignment or transfer of any license, permit, agreement or any other right necessary or useful to the operation of the Property. Borrower grants to Grantee an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Grantee at law and in equity, including, without limitation, such rights and remedies available to Grantee pursuant to this section.

(b)    Borrower acknowledges that Grantee and its successors and assigns may (i) sell this Security Instrument, the Note and other Loan Documents to one or more investors as a whole loan, (ii) participate the Loan secured by this Security Instrument to one or more investors, (iii) deposit this Security Instrument, the Note and other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (iv) otherwise sell the Loan or interest therein to investors (the transactions referred to in clauses (i) through (iv) are hereinafter each referred to as a “Secondary Market Transaction”). Borrower shall cooperate with Grantee in effecting any such Secondary Market Transaction and shall cooperate to implement all requirements imposed by any Rating Agency involved in any Secondary Market Transaction, including but not limited to, (a) providing Grantee an estoppel certificate and such information, legal opinions and documents relating to Borrower, Guarantor, if any, the Property and any tenants of the Property as Grantee or the Rating Agencies may reasonably request in connection with such Secondary Market Transaction, (b) amending the Loan Documents and organizational documents of Borrower, and updating and/or restating officer’s certificates, title insurance and other closing items, as may be required by the Rating Agencies, (c) participating in bank, investors and Rating Agencies’ meetings if requested by Grantee, (d) upon Grantee’s request amending the Loan Documents (and updating and/or restating officer’s certificates, title insurance and other closing items in connection therewith) to divide the Loan into two or more separate or component notes, which notes may be included in separate transactions (and thus may have separate REMIC “start up dates”) and have different interest rates and amortization schedules (but with aggregated financial terms which are equivalent to that of the Loan prior to such separation) and (e) reviewing the offering documents relating to any Secondary Market Transaction to ensure that all information concerning Borrower, the Property, and the Loan is correct, and certifying to the accuracy thereof. Grantee shall be permitted to share all such information with the investment banking firms, Rating Agencies, accounting firms, law firms and other third-party advisory firms and investors involved with the Loan and the Loan Documents or the applicable Secondary Market Transaction. Grantee and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Borrower and Borrower indemnifies Grantee, its successors, assigns and their respective shareholders, employees, directors, officers, and agents (each an “Indemnified Party” and, collectively, the “Indemnified Parties”) as to any losses, claims, damages or liabilities that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such information or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information, or in light of the circumstances under which they were made, not misleading. Grantee may publicize the existence of the Loan in connection with its marketing for a Secondary Market Transaction or otherwise as part of its business development.

20.    Recording of Security Instrument, Etc. Upon the execution and delivery of this Security Instrument and thereafter, from time to time, Borrower will cause this Security Instrument, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest hereof upon, and the interest of Grantee in, the Property. Borrower will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Security Instrument, any mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, except where prohibited by law so to do.

21.    Reporting Requirements. Borrower agrees to give prompt notice to Grantee of the insolvency or bankruptcy filing of Borrower or the death, insolvency or bankruptcy filing of any Guarantor.

22.    Events of Default. The term “Event of Default” as used herein shall mean the occurrence or happening, at any time and from time to time, of any one or more of the following:

(a)      if any portion of the Debt is not paid on the date when the same is due;

(b)      if the Policies are not kept in full force and effect, or if the Policies (or the associated certificates) are not delivered to Grantee upon request;

(c)      if Borrower fails to timely provide any financial or accounting report;

(d)      if Borrower suffers or permits the transfer or encumbrance of any portion of the Property in violation of Section 12 of this Security Instrument, or any other violation of subsection 12(a), or any violation of Section 9 of this Security Instrument;

(e)      if any representation or warranty of Borrower, or of any Guarantor, made herein or in any other Loan Document or in any certificate, report, financial statement or other instrument or document furnished to Grantee shall have been false or misleading in any material respect when made;

(f)       if Borrower or any Guarantor shall make an assignment for the benefit of creditors or if Borrower shall generally not be paying its debts as they become due;

(g)      if a receiver, liquidator or trustee of Borrower or of any Guarantor shall be appointed or if Borrower or any Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower or any Guarantor or if any proceeding for the dissolution or liquidation of Borrower or of any Guarantor shall be instituted; however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower or such Guarantor, upon the same not being discharged, stayed or dismissed within sixty (60) days; provided, however, that notwithstanding the foregoing, in the event any of the foregoing occur (each, a “Precipitating Event”) with respect to any Borrower hereunder (the “Defaulting Borrower”), the same shall not constitute an Event of Default hereunder so long as: (1) Grantee is satisfied in its reasonable business discretion, that the Precipitating Event shall not interfere with Grantee’s pursuit of its rights and remedies hereunder, and (2) the Defaulting Borrower is replaced with either: (i) a Transferee approved by Grantee in accordance with the procedure established under Section 12(g) hereof, in which case Borrower shall pay all reasonable out-of-pocket costs incurred by Grantee in connection with such transfer, or (ii) a then existing tenant-in-common owner of the Property in accordance with the procedure established under the TIC Agreement;

(h)      if Borrower shall be in default under any other mortgage or security agreement covering any part of the Property and otherwise permitted hereunder;

(i)       subject to Borrower’s right to contest as provided herein, if the Property becomes subject to any mechanic’s, materialman’s, mortgage or other lien except a lien for local real estate taxes and assessments not then due and payable;

(j)       if Borrower fails to properly cure within any applicable cure period any violations of laws or ordinances which may be interpreted to materially and adversely affect the Property;

(k)      except as permitted in this Security Instrument, the actual alteration, improvement, demolition or removal of any of the Improvements without the prior consent of Grantee;

(1)      damage to the Property in any manner which is not covered by insurance solely as a result of Borrower’s failure to maintain insurance required in accordance with this Security Instrument;

(m)      if a default or breach of any covenant, term or provision of this Security Instrument, the Note or the other Loan Documents shall occur which is not otherwise enumerated herein, in the Note or in the other Loan Documents as an Event of Default;

(n)      if, without Grantee’s prior written consent, (i) the Management Agreement is terminated or not renewed with or without cause, (ii) the ownership, management or control of the Property Manager is transferred, (iii) there is a material change in any such Management Agreement, or (iv) if there shall be a material default by Borrower under the Management Agreement;

(o)      entry of a judgment in excess of $200,000 and the expiration of any appeal rights or the dismissal or final adjudication of appeals against Borrower;

(p)      the Security Instrument shall cease to constitute a first-priority lien on the Property (other than in accordance with its terms);

(q)      seizure or forfeiture of the Property, or any portion thereof, or Borrower’s interest therein, resulting from criminal wrongdoing or other unlawful action of Borrower, its affiliates, or any tenant in the Property under any federal, state or local law;

(r)      if, without Grantee’s prior written consent, Borrower ceases to continuously operate the Property or any material portion thereof as the same use that is currently permitted under applicable zoning or other local laws for any reason whatsoever (other than temporary cessation in connection with any repair or renovation thereof undertaken with the consent of Grantee);

(s)      any violation of Section 66 of this Security Instrument

(t)      the commencement of an action to partition the Property by any Borrower hereunder, unless such action is dismissed within ninety (90) days of the commencement of such action (but in all cases prior to the actual consummation of the partition), and the Borrower who commenced such action is replaced with either: (i) a Transferee approved by Grantee in accordance with the procedure established under Section 12(g) hereof, in which case Borrower shall pay all reasonable out-of-pocket costs incurred by Grantee in connection with such transfer, or (ii) a then existing tenant-in-common owner of the Property in accordance with the procedure established under the TIC Agreement;

(u)      if Borrower fails to deliver any item described in an undelivered items letter or post-closing letter within the time period set forth in such letter; or

(v)      if DBSI Housing Inc., an Idaho corporation (“Housing”) (one of the guarantors of this Loan), fails to maintain a tangible net worth of at least $5,000,000.00, as reasonably determined by Grantee based upon the financial statements delivered by Housing as required under Section 17 hereunder, and as required under Section 5.10 of that certain Guaranty delivered by Housing for the benefit of Grantee dated of even date herewith.

23.    Notice and Cure. Notwithstanding the foregoing, Grantee agrees to give to Borrower written notice as described below of (a) Borrower’s failure to pay any part of the Debt when due, other than a regularly scheduled monthly payment of principal, interest revenues, escrows or other amounts, required under the Note, this Security Instrument, or any other Loan Document (a “Noticed Monetary Default”), (b) a default referred to in subsection 22(p) above (a “First Lien Default”) and (c) a default referred to in subsections 22(c), (h), (j), (1), (m), (q) or (r)

above (a “Noticed Nonmonetary Default”). Without limiting Grantee’s rights to impose a late charge for Borrower’s nonpayment as provided in the Note, Borrower shall have a period of ten (10) days from its receipt of notice in which to cure a Noticed Monetary Default, shall have a period of twenty (20) days from its receipt of notice to cure a First Lien Default and shall have a period of thirty (30) days from its receipt of notice in which to cure a Noticed Nonmonetary Default, provided, however, that if such Noticed Nonmonetary Default is reasonably susceptible of cure, but not within such thirty (30) day period, then Borrower may be permitted up to an additional sixty (60) days to cure such default provided that Borrower diligently and continuously pursues such cure. Notwithstanding the foregoing, Grantee may, but shall not be required, to give notice of a Noticed Monetary Default or a recurrence of the same Noticed Nonmonetary Default more frequently than two times in any twelve-month period. A Noticed Monetary Default and/or First Lien Default and/or Noticed Nonmonetary Default shall nevertheless be an Event of Default for all purposes under the Loan Documents (including, without limitation, Grantee’s right to collect Default Interest and any other administrative charge set forth in the Note) except that the acceleration of the Debt or other exercise of remedies shall not be prior to the expiration of the applicable cure and/or grace periods provided in Section 22 or in this section.

24.    Remedies. Upon the occurrence of an Event of Default and subject to any applicable cure period, Grantee may, at Grantee’s option, and by or through Grantee itself, or otherwise, do any one or more of the following:

(a)      Right to Perform Borrower’s Covenants. If Borrower has failed to keep or perform any covenant whatsoever contained in this Security Instrument or the other Loan Documents, Grantee may, but shall not be obligated to any person to do so, perform or attempt to perform said covenant; and any payment made or expense incurred in the performance or attempted performance of any such covenant, together with any sum expended by Grantee that is chargeable to Borrower or subject to reimbursement by Borrower under the Loan Documents, shall be and become a part of the Debt, and Borrower promises, upon demand, to pay to Grantee, at the place where the Note is payable, all sums so incurred, paid or expended by Grantee, with interest from the date when paid, incurred or expended by Grantee at the Default Rate (as defined and otherwise specified in the Note).

(b)      Right of Entry. Assignment of Rents; Appointment of Receiver; Grantee in Possession. As part of the consideration for the Debt, Borrower hereby absolutely and unconditionally assigns and transfers to Grantee all the rents and revenues of the Property, including those now due, or to become due by virtue of any lease or other agreement for the occupancy or use of all or any part of the Property, regardless of to whom the rents and revenues of the Property are payable. Borrower hereby authorizes Grantee or Grantee’s agents to collect the aforesaid rents and revenues and hereby directs each tenant of the Property to pay such rents to Grantee or Grantee’s agents; provided, however, that prior to written notice given by Grantee to Borrower of the breach by Borrower of any covenant or agreement of Borrower in this Security Instrument, Borrower shall, subject to the terms of this subsection 24(b), collect and receive all rents and revenues of the Property as trustee for the benefit of Grantee and Borrower, to apply the rents and revenues so collected to the sums secured by this Security Instrument in the order determined by Grantee in its sole discretion, with the balance, so long as no such breach has occurred, to the account of Borrower, it being intended by Borrower and Grantee that this assignment of rents constitutes an absolute assignment and not an assignment for additional security only. Upon delivery of written notice by Grantee to Borrower of the breach by Borrower of any covenant or agreement of Borrower in this Security Instrument, and without the necessity of Grantee entering upon and taking and maintaining full control of the Property in person, by agent or by a court-appointed receiver, Grantee shall immediately be entitled to possession of all rents and revenues of the Property as the same become due and payable, including but not limited to rents and revenues then due and unpaid, and all such rents and revenues shall immediately upon delivery of such notice be held by Borrower as trustee for the benefit of Grantee only; provided, however, that the written notice by Grantee to Borrower of the breach by Borrower shall contain a statement that Grantee exercises its rights to such rents and revenues. Borrower agrees that commencing upon delivery of such written notice of Borrower’s breach by Grantee to Borrower, each tenant of the Property shall make such rents payable to and pay such rents to Grantee or Grantee’s agents on Grantee’s written demand to each tenant therefor, delivered to each tenant personally, by mail or by delivering such demand to each rental unit, without any liability on the part of said tenant to inquire further as to the existence of a default by Borrower.

Borrower hereby covenants that Borrower has not executed any prior assignment of said rents or revenues, that Borrower has not performed, and will not perform, any acts or has not executed, and will not execute, any instrument which would prevent Grantee from exercising its rights under this subsection 24(b), that at the time of execution of this Security Instrument there has been no anticipation or prepayment of any of the rents of the Property for more than two months prior to the due dates of such rents. Borrower covenants that Borrower will not hereafter collect or accept payment of any rents of the Property more than one month prior to the due dates of such rents. Borrower further covenants that Borrower will execute and deliver to Grantee such further assignments of rents and revenues of the Property as Grantee may from time to time reasonably request.

Upon Borrower’s breach of any covenant or agreement of Borrower in this Security Instrument, Grantee may in person, by agent or by a court-appointed receiver, regardless of the adequacy of Grantee’s security, enter upon and take and maintain full control of the Property in order to perform all acts necessary and appropriate for the operation and maintenance thereof including, but not limited to, the execution, cancellation or modification of leases, the collection of all rents and revenues of the Property, the making of repairs to the Property and the execution or termination of contracts providing for the management or maintenance of the Property, all on such terms as are deemed best to protect the security of this Security Instrument. In the event that Grantee elects to seek the appointment of a receiver for the Property upon Borrower’s breach of any covenant or agreement of Borrower in this Security Instrument, Borrower hereby expressly consents to the ex parte appointment of such receiver, and agrees that it will not oppose Grantee’s application for such appointment of a receiver. Grantee or the receiver shall be entitled to receive a reasonable fee for so managing the Property.

All rents and revenues collected subsequent to delivery of written notice by Grantee to Borrower of the breach by Borrower of any covenant or agreement of Borrower in this Security Instrument shall be applied first to the costs, if any, of taking control of and managing the Property and collecting the rents, including, but not limited to, attorney’s fees, receiver’s fees, premiums on receiver’s bonds, costs of repairs to the Property, premiums on insurance policies, taxes, assessments and other charges on the Property, and the costs of discharging any obligation or liability of Borrower as lessor or landlord of the Property and then to the sums secured by this Security Instrument. Grantee or the receiver shall have access to the books and records used in the operation and maintenance of the Property and shall be liable to account only for those rents actually received. Grantee shall not be liable to Borrower, anyone claiming under or through Borrower or anyone having an interest in the Property by reason of anything done or left undone by Grantee under this subsection 24(b).

If the rents of the Property are not sufficient to meet the costs, if any, of taking control of and managing the Property and collecting the rents, any funds expended by Grantee for such purposes shall become indebtedness of Borrower to Grantee secured by this Security Instrument. Unless Grantee and Borrower agree in writing to other terms of payment, such amounts shall be payable upon notice from Grantee to Borrower requesting payment thereof and shall bear interest from the date of disbursement at the default rate stated in the Note unless payment of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Borrower under applicable law.

Any entering upon and taking and maintaining of control of the Property by Grantee or the receiver and any application of rents as provided herein shall not cure or waive any default hereunder or invalidate any other right or remedy of Grantee under applicable law or provided herein. This assignment of rents of the Property shall terminate at such time as this Security Instrument ceases to secure indebtedness held by Grantee.

(c)      Right to Accelerate. Grantee may, without notice except as provided in Section 23 above, demand, presentment, notice of nonpayment or nonperformance, protest, notice of protest, notice of intent to accelerate, notice of acceleration, or any other notice or any other action, all of which are hereby waived by Borrower and all other parties obligated in any manner whatsoever on the Debt, declare the entire unpaid balance of the Debt immediately due and payable, and upon such declaration, the entire unpaid balance of the Debt shall be immediately due and payable.

(d)      Foreclosure. Upon Borrower’s breach of any representation, covenant or agreement of Borrower in this Security Instrument, the Note, the Environmental Indemnity Agreement or any other Loan Document, including, but not limited to, the covenants to pay when due any sums secured by this Security Instrument, beyond any applicable cure periods expressly specified above, at the option of Grantee, this Security Instrument may be foreclosed by judicial proceedings, or Grantee may, without further notice, enter and take possession of the Property, personally or through it agents, and it shall be lawful for and the duty of Grantee to sell the Property, en masse or in separate parcels (as Grantee may elect) and all title and interest of Borrower therein, at any place then authorized by law as may be specified in the notice of such sale to the highest bidder, all in compliance with applicable law relating to non-judicial foreclosure sales in effect on the date that foreclosure is commenced. Without limiting the foregoing, the Grantee shall cause to be recorded, published and delivered to Borrower such notice of default and election to sell as shall then be required by applicable law and by this Security Instrument. Grantee shall, without demand on Borrower, after lapse of such time as may then be required by applicable law and after recordation of such notice of default and election to sell and after notice of sale having been given as required by law, sell the Premises at the time and place of sale fixed by the Grantee in said notice of sale, either as a whole, or in separate lots or parcels or items as Grantee shall deem expedient, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale. Grantee shall deliver to such purchaser or purchasers thereof its good and sufficient deed or deeds conveying the Premises so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including, without limitation, Borrower or Grantee, may purchase at such sale and Borrower hereby covenants to warrant and defend the title of such purchaser or purchasers. In addition, Grantee may credit bid at any such sale an amount up to and including the full amount due under the Loan, including, without limitation, accrued and unpaid interest, principal, charges, advances made thereunder. Grantee shall be entitled to collect from Borrower all costs and expenses incurred in pursuing foreclosure, including, but not limited to, attorneys’ fees and costs of environmental reports, appraisals, documentary evidence, abstracts, and title reports. Grantee shall deliver to the purchaser a deed conveying the Property so sold without any covenant or warranty, expressed or implied. The recitals in the deed shall apply the proceeds of the sale in accordance with applicable law.

(e)      Rights Pertaining to Sales. Subject to the requirements of applicable law and except as otherwise provided herein, the following provisions shall apply to any sale or sales of all or any portion of the Property under or by virtue of subsection 24(d) above, whether made under the power of sale herein granted or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale:

(i)       Grantee may conduct any number of sales from time to time. The power of sale set forth above shall not be exhausted by any one or more such sales as to any part of the Property which shall not have been sold, nor by any sale which is not completed or is defective in Grantee’s opinion, until the Debt shall have been paid in full.

(ii)     Any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice.

(iii)     After each sale, Grantee or an officer of any court empowered to do so shall execute and deliver to the purchaser or purchasers at such sale a good and sufficient instrument or instruments granting, conveying, assigning and transferring all right, title and interest of Grantor in and to the property and rights sold and shall receive the proceeds of said sale or sales and apply the same as specified in the Note. Grantee is hereby appointed the true and lawful attorney-in-fact of Grantor, which appointment is irrevocable and shall be deemed to be coupled with an interest, in Grantor’s name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold, Grantor hereby ratifying and confirming all that said attorney or such substitute or substitutes shall lawfully do by virtue thereof. Nevertheless, Grantor, if requested by Grantee, shall ratify and confirm any such sale or sales by executing and delivering to Grantee or such purchaser or purchasers all such instruments as may be advisable, in Grantee’s judgment, for the purposes as may be designated in such request.

(iv)     Any and all statements of fact or other recitals made in any of the instruments referred to in subsection 24(e)(iii) above given by Grantee shall be taken as conclusive and binding against all persons as to evidence of the truth of the facts so stated and recited.

(v)      Any such sale or sales shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Grantor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Grantor and any and all persons claiming or who may claim the same, or any part thereof or any interest therein, by, through or under Grantor to the fullest extent permitted by applicable law.

(vi)     Upon any such sale or sales, Grantee may bid for and acquire the Property and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the Debt the amount of the bid made therefor, after deducting therefrom the expenses of the sale, the cost of any enforcement proceeding hereunder, and any other sums which Grantee is authorized to deduct under the terms hereof, to the extent necessary to satisfy such bid.

(vii)    Upon any such sale, it shall not be necessary for Grantee or any public officer acting under execution or order of court to have present or constructively in its possession any of the Property.

(f)       Grantee’s Judicial Remedies. Grantee, may proceed by suit or suits, at law or in equity, to enforce the payment of the Debt to foreclose the liens and security interests of this Security Instrument as against all or any part of the Property, and to have all or any part of the Property sold under the judgment or decree of a court of competent jurisdiction. This remedy shall be cumulative of any other nonjudicial remedies available to Grantee under this Security Instrument or the other Loan Documents. Proceeding with a request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies or bar any available nonjudicial remedy of Grantee.

(g)      Other Related Matters. Grantee may postpone from time to time any sale by it to be made under or by virtue of this Security Instrument by announcement at the time and place appointed for such sale or for such postponed sale or sales; and, except as otherwise provided by any applicable provision of law, Grantee, without further notice or publication, may make such sale at the time and place to which the same shall be so postponed. Upon the completion of any sale or sales made by Grantee under or by virtue of this section 24, Grantee shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments conveying, assigning and transferring all estate, right, title and interest in and to the Property and rights sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any such sale or sales made under or by virtue of this section 24, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Borrower in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Borrower and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Borrower. Upon any sale made under or by virtue of this section 24 whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Grantee may bid for and acquire the Property or any part thereof and, in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the indebtedness of Borrower secured by this Security Instrument the net sales price after deducting therefrom the expenses of the sale, and the cost of such action and any other sums which Grantee is authorized to deduct under this Security Instrument. Grantee, upon so acquiring the Property, or any part thereof shall be entitled to hold, lease, rent, operate, manage and sell the same in any manner permitted by applicable laws. To the full extent permitted by applicable law, the Property or any part thereof, may be sold in one parcel and as an entirety, or in such parcels, manner or order as Grantee in its sole discretion may elect, and one or more exercises of the rights herein granted shall not extinguish or exhaust the rights unless the entire Property is sold or the entire indebtedness secured by this Security Instrument paid in full; and Grantee, or its assigns, shall collect the proceeds as provided in this Security Instrument or as required by applicable law; and Borrower agrees that in case of a sale, as herein provided, Borrower or any person in possession under Borrower shall then become and be tenants holding over, and shall forthwith deliver possession to the purchaser at such sale, or be summarily dispossessed in accordance with the provisions of law applicable to tenants holding over; the rights hereby granted are in addition to any and all other remedies which Grantee may have at law or in equity. Borrower hereby expressly waives any right which it may have to direct the order in which any of the Property shall be sold in the event of any sale or sales pursuant hereto. Grantee shall be entitled to collect all costs and expenses incurred in pursuing such remedies, including, but not limited to, reasonable attorney’s fees and cost, costs of documentary evidence, abstracts and title reports. Upon the breach of any representation, warranty, covenant or agreement by Borrower in this Security Instrument (including, but not limited to, the covenants to pay when due sums secured by this Security Instrument), or any other Loan Document, Grantee, at Grantee’s option may, in addition to any remedies specified in this covenant, invoke any other remedies provided in any other Loan Document or as provided hereunder.

(h)      Grantee’s Uniform Commercial Code Remedies. Grantee may exercise its rights of enforcement under the Uniform Commercial Code in effect in the state in which the Property is located.

(i)       Other Rights. Grantee (i) may surrender the Policies maintained pursuant to this Security Instrument or any part thereof, and upon receipt shall apply the unearned premiums as a credit on the Debt, and, in connection therewith, Borrower hereby appoints Grantee as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Borrower to collect such premiums; and (ii) may apply the Tax and Insurance Escrow Fund and/or the Replacement Reserve Fund and any other funds held by Grantee toward payment of the Debt; and (iii) shall have and may exercise any and all other rights and remedies which Grantee may have at law or in equity, or by virtue of any of the Loan Documents, or otherwise.

(j)       Discontinuance of Remedies. In case Grantee shall have proceeded to invoke any right, remedy, or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon same for any reason, Grantee shall have the unqualified right so to do and, in such event, Borrower and Grantee shall be restored to their former positions with respect to the Debt, the Loan Documents, the Property or otherwise, and the rights, remedies, recourses and powers of Grantee shall continue as if same had never been invoked.

(k)      Remedies Cumulative. All rights, remedies, and recourses of Grantee granted in the Note, this Security Instrument and the other Loan Documents, any other pledge of collateral, or otherwise available at law or equity: (i) shall be cumulative and concurrent; (ii) may be pursued separately, successively, or concurrently against Borrower, the Property, or any one or more of them, at the sole discretion of Grantee; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Borrower that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse; (iv) shall be nonexclusive; (v) shall not be conditioned upon Grantee exercising or pursuing any remedy in relation to the Property prior to Grantee bringing suit to recover the Debt; and (vi) in the event Grantee elects to bring suit on the Debt and obtains a judgment against Borrower prior to exercising any remedies in relation to the Property, all liens and security interests, including the security title of this Security Instrument, shall remain in full force and effect and may be exercised thereafter at Grantee’s option.

(1)      Election of Remedies. Grantee may release, regardless of consideration, any part of the Property without, as to the remainder, in any way impairing, affecting, subordinating, or releasing the lien or security interests evidenced by this Security Instrument or the other Loan Documents or affecting the obligations of Borrower or any other party to pay the Debt. For payment of the Debt, Grantee may resort to any collateral securing the payment of the Debt in such order and manner as Grantee may elect. No collateral taken by Grantee shall in any manner impair or affect the lien or security interests given pursuant to the Loan Documents, and all collateral shall be taken, considered, and held as cumulative.

(m)      Bankruptcy Acknowledgment. In the event the Property or any portion thereof or any interest therein becomes property of any bankruptcy estate or subject to any state or federal insolvency proceeding, then Grantee shall immediately become entitled, in addition to all other relief to which Grantee may be entitled under this Security Instrument, to obtain (i) an order from the Bankruptcy Court or other appropriate court granting immediate relief from the automatic stay pursuant to § 362 of the Bankruptcy Code so to permit Grantee to pursue its rights and remedies against Borrower as provided under this Security Instrument and all other rights and remedies of Grantee at law and in equity under applicable state law, and (ii) an order from the Bankruptcy Court prohibiting Borrower’s use of all “cash collateral” as defined under § 363 of the Bankruptcy Code. In connection with such Bankruptcy Court orders, Borrower shall not contend or allege in any pleading or petition filed in any court proceeding that Grantee does not have sufficient grounds for relief from the automatic stay. Any bankruptcy petition or other action taken by Borrower to stay, condition, or inhibit Grantee from exercising its remedies are hereby admitted by Borrower to be in bad faith and Borrower further admits that Grantee would have just cause for relief from the automatic stay in order to take such actions authorized under state law.

(n)      Application of Proceeds. The proceeds from any sale, lease, or other disposition made pursuant to this Security Instrument, or the proceeds from the surrender of any insurance policies pursuant hereto, or any Rents collected by Grantee from the Property, or the Tax and Insurance Escrow Fund or the Replacement Reserve Fund or sums received pursuant to

Section 7 hereof, or proceeds from insurance which Grantee elects to apply to the Debt pursuant to Section 3 hereof, shall be applied by Grantee to the Debt in the following order and priority, except to the extent otherwise expressly set forth by applicable law, in which case, such applicable law shall govern: (i) to the payment of all expenses of advertising, selling, and conveying the Property or part thereof, and/or prosecuting or otherwise collecting Rents, proceeds, premiums or other sums including reasonable attorneys’ fees and a reasonable fee or commission to Grantee, not to exceed five percent of the proceeds thereof or sums so received and, in no event, in excess of any limitation imposed by applicable law; (ii) to that portion, if any, of the Debt with respect to which no person or entity has personal or entity liability for payment (the “Exculpated Portion”), and with respect to the Exculpated Portion as follows: first, to accrued but unpaid interest, second, to matured principal, and third, to unmatured principal in inverse order of maturity; (iii) to the remainder of the Debt as follows: first, to the remaining accrued but unpaid interest, second, to the matured portion of principal of the Debt, and third, to prepayment of the unmatured portion, if any, of principal of the Debt applied to installments of principal in inverse order of maturity; (iv) the balance, if any or to the extent applicable, remaining after the full and final payment of the Debt to the holder or Grantee of any inferior liens covering the Property, if any, in order of the priority of such inferior liens (Grantee shall hereby be entitled to rely exclusively on a commitment for title insurance issued to determine such priority); and (v) the cash balance, if any, to the person or persons entitled thereto. The application of proceeds of sale or other proceeds as otherwise provided herein shall be deemed to be a payment of the Debt like any other payment. The balance of the Debt remaining unpaid, if any, shall remain fully due and owing in accordance with the terms of the Note and the other Loan Documents.

25.    Security Agreement. This Security Instrument is a “security agreement” within the meaning of the Uniform Commercial Code. For the purposes of this Section 25, Borrower shall be referred to as “Debtor” and Grantee shall be referred to as “Secured Party.” The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Debtor in the Property. Debtor by executing and delivering this Security Instrument has granted and hereby grants to Secured Party, as security for the Debt, a security interest in the Property to the full extent that the Property may be subject to the Uniform Commercial Code (said portion of the Property so subject to the Uniform Commercial Code being called in this section the “Collateral”). Debtor hereby agrees with Secured Party to execute and deliver to Secured Party, in form and substance satisfactory to Secured Party, such financing statements and such further assurances as Secured Party may from time to time, reasonably consider necessary to create, perfect, and preserve Secured Party’s security interest herein granted. All or part of the Property are or are to become fixtures. Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth in the first paragraph of this Security Instrument. If an Event of Default shall occur, Secured Party, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Secured Party may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Secured Party, Debtor shall at its expense assemble the Collateral and make it available to Secured Party at a convenient place acceptable to Secured Party. Debtor shall pay to Secured Party on demand any and all expenses, including reasonable legal expenses and attorneys’ fees, incurred or paid by Secured Party in protecting the interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Secured Party with respect to the Collateral sent to Debtor in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute commercially reasonable notice to Debtor. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Secured Party to the payment of the Debt in such priority and proportions as Secured Party in its discretion shall deem proper. In the event of any change in name, identity or structure of any Debtor, such Debtor shall notify Secured Party thereof and promptly after request shall execute, file and record such Uniform Commercial Code forms as are necessary to maintain the priority of Secured Party’s lien upon and security interest in the Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof. If Secured Party shall require the filing or recording of additional Uniform Commercial Code forms or continuation statements, Debtor shall, promptly after request, execute, file and record such Uniform Commercial Code forms or continuation statements as Secured Party shall deem necessary, and shall pay all expenses and fees in connection with the filing and recording thereof, it being understood and agreed, however, that no such additional documents shall increase Debtor’s obligations under the Note, this Security Instrument and the other Loan Documents. Debtor hereby irrevocably appoints Secured Party as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on its behalf any financing or other statements signed only by Secured Party, as Debtor’s attorney-in-fact, in connection with the Collateral covered by this Security Instrument. Notwithstanding the foregoing, Debtor shall appear and defend in any action or proceeding which affects or purports to affect the Property and any interest or right therein, whether such proceeding affects title or any other rights in the Property (and in conjunction therewith, Debtor shall fully cooperate with Secured Party in the event Secured Party is a party to such action or proceeding).

26.    Right of Entry. In addition to any other rights or remedies granted under this Security Instrument, Grantee and its agents shall have the right to enter and inspect the Property and Borrower’s place of business, including its financial and accounting records, and to make copies and take extracts therefrom, and to discuss its affairs, finances and business with its officers and independent public accountants (with such Borrower’s representative(s) present) at any reasonable time during the term of the Loan and as often as may be reasonably requested upon prior notice and subject to the rights of the tenants at the Property. The cost of such inspections or audits shall be borne by Borrower should Grantee determine that an Event of Default exists, including the cost of all follow up or additional investigations or inquiries deemed reasonably necessary by Grantee. The cost of such inspections, if not paid for by Borrower following demand, may be added to the principal balance of the sums due under the Note and this Security Instrument and shall bear interest thereafter until paid at the Default Rate.

27.    Actions and Proceedings. Grantee has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Borrower, which Grantee, in its discretion, decides should be brought to protect its interest in the Property. Grantee shall, at its option, be subrogated to the security title of security instrument discharged in whole or in part by the Debt, and any such subrogation rights shall constitute additional security for the payment of the Debt.

28.    Waiver of Setoff and Counterclaim, Marshalling, Statute of Limitations, Automatic or Supplemental Stay, Etc. (a) All amounts due under this Security Instrument, the Note and the other Loan Documents shall be payable without setoff, counterclaim (other than compulsory counterclaims) or any deduction whatsoever. Borrower hereby waives the right to assert a setoff, counterclaim or deduction in any action or proceeding in which Grantee is a participant, or arising out of or in any way connected with this Security Instrument, the Note, any of the other Loan Documents, or the Debt.

(b)      Borrower hereby expressly, irrevocably, and unconditionally waives and releases, to the extent permitted by law (i) the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling, sale in the inverse order of alienation, or any other right to direct in any manner the order or sale of any of the Property in the event of any sale hereunder of the Property or any part thereof or any interest therein; (ii) any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by applicable law; (iii) all benefits that might accrue to Borrower by virtue of any present or future law exempting the Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption, or extension of time for payment; and (iv) all notices of any Event of Default except as expressly provided herein or of Grantee’s exercise of any right, remedy, or recourse provided for under the Loan Documents.

(c)      To the extent permitted by applicable law, Grantee’s rights hereunder shall continue even to the extent that a suit for collection of the Debt, or part thereof, is barred by a statute of limitations. Borrower hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt.

(d)      In the event of the filing of any voluntary or involuntary petition under the U.S. Bankruptcy Code (the “Bankruptcy Code”) by or against Borrower (other than an involuntary petition filed by or joined in by Grantee), Borrower shall not assert, or request any other party to assert, that the automatic stay under § 362 of the Bankruptcy Code shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Grantee to enforce any rights it has by virtue of this Security Instrument, or any other rights that Grantee has, whether now or hereafter acquired, against any guarantor of the Debt. Further, Borrower shall not seek a supplemental stay or any other relief, whether injunctive or otherwise, pursuant to § 105 of the Bankruptcy Code or any other provision therein to stay, interdict, condition, reduce or inhibit the ability of Grantee to enforce any rights it has by virtue of this Security Instrument against any guarantor of the Debt. The waivers contained in this section are a material inducement to Grantee’s willingness to enter into this Security Instrument and Borrower acknowledges and agrees that no grounds exist for equitable relief which would bar, delay or impede the exercise by Grantee of Grantee’s rights and remedies against Borrower or any guarantor of the Debt.

29.    Contest of Certain Claims. Notwithstanding the provisions of Section 4 and subsection 22(i) hereof, Borrower shall not be in default for failure to pay or discharge Taxes, Other Charges or mechanic’s or materialman’s lien asserted against the Property if, and so long as, (a) Borrower shall have notified Grantee of same within five (5) days of obtaining knowledge thereof; (b) Borrower shall diligently and in good faith contest the same by appropriate legal proceedings which shall operate to prevent the enforcement or collection of the same and the sale of the Property or any part thereof, to satisfy the same; (c) Borrower shall have furnished to Grantee a cash deposit, or an indemnity bond satisfactory to Grantee with a surety satisfactory to Grantee, in the amount of the Taxes, Other Charges or mechanic’s or materialman’s lien claim, plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, to assure payment of the matters under contest and to prevent any sale or forfeiture of the Property or any part thereof; (d) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes, Other Charges or claim so determined, together with all costs, interest and penalties which may be payable in connection therewith; (e) the failure to pay the Taxes, Other Charges or mechanic’s or materialman’s lien claim does not constitute a default under any other Security Instrument, mortgage or security interest covering or affecting any part of the Property; and (f) notwithstanding the foregoing, Borrower shall immediately upon request of Grantee pay (and if Borrower shall fail so to do, Grantee may, but shall not be required to, pay or cause to be discharged or bonded against) any such Taxes, Other Charges or claim notwithstanding such contest, if in the opinion of Grantee, the Property or any part thereof or interest therein may be in danger of being sold, forfeited, foreclosed, terminated, canceled or lost. Grantee may pay over any such cash deposit or part thereof to the claimant entitled thereto at any time when, in the judgment of Grantee, the entitlement of such claimant is established.

30.    Recovery of Sums Required to Be Paid. Grantee shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Grantee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

31.    Handicapped Access, (a)      Borrower agrees that the Property shall at all times comply in all material respects with applicable requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively “Access Laws”).

(b)      Notwithstanding any provisions set forth herein or in any other document regarding Grantee’s approval of alterations of the Property, Borrower shall not alter the Property in any manner which would increase Borrower’s responsibilities for compliance with the applicable Access Laws without the prior written approval of Grantee. The foregoing shall apply to tenant improvements constructed by Borrower or by any of its tenants. Grantee may condition any such approval upon receipt of a certificate from an architect, engineer, or other person acceptable to Grantee of compliance with Access Laws.

(c)      Borrower agrees to give prompt notice to Grantee of the receipt by Borrower of any complaints related to violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

32.    Indemnification; Limitation of Liability. (a) Unless caused solely by an Indemnified Party’s gross negligence or willful misconduct, Borrower shall protect, defend, indemnify and save harmless the Indemnified Parties from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation reasonable attorneys’ fees and expenses), imposed upon or incurred by or asserted against any Indemnified Party by reason of (i) ownership of the Security Instrument, the Property or any interest therein or receipt of any rents; (ii) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (iii) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (iv) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (v) any actions taken by any Indemnified Party in the enforcement of this Security Instrument and the other Loan Documents; (vi) any failure to act on the part of any Indemnified Party hereunder; (vii) the payment or nonpayment of any brokerage commissions to any party in connection with the transaction contemplated hereby; and (viii) the failure of Borrower to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Security Instrument, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Security Instrument is made; (ix) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substances on, from, or affecting the Property or any other property; (x) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substances; (xi) any lawsuit brought or threatened, settlement reached, or Government Action relating to such Hazardous Substances; or, (xii) any violation of laws, orders, regulations, requirements, or demands of government authorities, which are based upon or in any way related to such Hazardous Substances including, without limitation, the costs and expenses of any remedial action, attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses. Any amounts payable to an Indemnified Party by reason of the application of this section shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by such Indemnified Party until paid.

(b)      Neither Grantee, nor any affiliate, officer, director, employee, attorney, or agent of Grantee, shall have any liability with respect to, and Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Borrower in connection with, arising out of, or in any way related to, this Security Instrument or any of the other Loan Documents, or any of the transactions contemplated by this Security Instrument or any of the other Loan Documents, other than the gross negligence or willful misconduct of a Grantee. Borrower hereby waives, releases, and agrees not to sue Grantee or any of Grantee’s affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Security Instrument or any of the other Loan Documents, or any of the transactions contemplated by this Security Instrument or any of the transactions contemplated hereby except to the extent same is caused by the gross negligence or willful misconduct of a Grantee.

33.    Intentionally Deleted.

34.    Notices.      Any notice, demand, statement, request or consent (collectively, “Notice”) made hereunder shall be in writing, addressed to the address, as set forth above, of the party to whom such notice is to be given, or to such other address as Borrower or Grantee, as the case may be, shall designate in writing; provided, however, that, notwithstanding that Borrower may consist of more than one person or entity with different addresses, Grantee shall only be required to send one Notice to a single address (the “Central Address”) for all entities and/or persons comprising Borrower, which address shall be designated in written notice to Grantee by Master Tenant from time to time, and is initially designated as c/o FOR 1031 Northridge LLC, 12426 W. Explorer Drive, Suite 220, Boise, ID 83713, as the Central Address. Any Notice shall be deemed to be received by the addressee on (i) the day such notice is personally delivered to such addressee, (ii) the third (3rd) day following the day such notice is deposited with the United States postal service first class certified mail, return receipt requested, (iii) the day following the day on which such notice is delivered to a nationally recognized overnight courier delivery service, or (iv) the day facsimile transmission is confirmed after transmission of such notice by telecopy to such telecopier number as Borrower or Grantee, as the case may be, shall have previously designated in writing.

35.    Authority. (a) Borrower (and the undersigned representative of Borrower, if any) has full power, authority and right to execute, deliver and perform its obligations pursuant to this Security Instrument, and to give, grant, bargain, sell, alien, enfeoff, convey, confirm, warrant, pledge, and assign the Property pursuant to the terms hereof and to keep and observe all of the terms of this Security Instrument on Borrower’s part to be performed; and (b) Borrower represents and warrants that Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended and the related Treasury Department regulations.

36.    ERISA. (a) As of the date hereof and throughout the term of the Loan, Borrower represents and covenants that (i) it is not and will not be an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to Title I of ERISA, and (ii) the assets of Borrower do not and will not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA.

(b)      As of the date hereof and throughout the term of the Loan, Borrower represents and covenants that (i) it is not and will not be a “governmental plan” within the meaning of Section 3(3) of ERISA and (ii) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of and fiduciary obligations with respect to governmental plans.

(c)      As of the date hereof and throughout the term of the Loan, Borrower represents and covenants that (i) it is not and will not be subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (ii) one or more of the following circumstances is and will continue through the term of the Loan to be true:

(A)      Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. § 2510.3-101(b)(2);

(B)      Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R. § 2510.3-101 (f)(2); or

(C)      Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. § 2510.3-101(c) or (e), or an investment company registered under The Investment Company Act of 1940.

37.    Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Grantee except with respect to matters for which this Security Instrument specifically and expressly provides for the giving of notice by Grantee to Borrower and except with respect to matters for which Grantee is required by applicable law to give notice, and Borrower hereby expressly waives the right to receive any notice from Grantee with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Grantee to Borrower. Specifically, but without limitation, Borrower hereby waives to the maximum extent permitted by applicable law; (a) notice of acceptance hereof and of any action taken or omitted in reliance hereon, and (b) presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof or notice or demand.

38.    Remedies of Borrower. In the event that a claim or adjudication is made that Grantee has acted unreasonably or unreasonably delayed acting in any case where by law or under the Note, this Security Instrument or the other Loan Documents, it has an obligation to act reasonably or promptly, Grantee shall not be liable for any monetary damages, and Borrower’s remedies shall be limited to injunctive relief or declaratory judgment. Notwithstanding the foregoing, in the event of an overpayment by Borrower of amounts paid to Grantee under the Loan Documents, Borrower shall be entitled to reimbursement of such overpayments.

39.    Sole Discretion of Grantee. Whenever pursuant to this Security Instrument or the other Loan Documents, Grantee exercises any right given to it to consent, approve or disapprove, or any arrangement or term is to be satisfactory to Grantee, the decision of Grantee to consent, approve or disapprove, or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Grantee and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein. Notwithstanding anything to the contrary contained herein, it shall be understood and agreed that any such consent, approval, or disapproval may be conditioned, among other things, upon Grantee obtaining confirmation by the Rating Agencies that the action or other matter subject to Grantee’s consent, approval, or disapproval shall not adversely affect the rating of any securities issued or to be issued in connection with any Secondary Market Transaction, notwithstanding that such condition may not be expressly set forth in the provision or provisions of the Loan Documents which require that Grantee’s consent be obtained.

40.    Non-Waiver. The failure of Grantee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Borrower shall not be relieved of Borrower’s obligations hereunder by reason of (a) the failure of Grantee to comply with any request of Borrower or Guarantor to take any action to foreclose this Security

Instrument or otherwise enforce any of the provisions hereof or of the Note or other Loan Documents, (b) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof, or (c) any agreement or stipulation by Grantee extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument, or the other Loan Documents. Grantee may resort for the payment of the Debt to any other security held by Grantee in such order and manner as Grantee, in its discretion, may elect. Grantee may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Grantee thereafter to foreclosure this Security Instrument. The rights and remedies of Grantee under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Grantee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Grantee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

41.    Liability. All covenants, obligations and liabilities of Borrower hereunder shall be the joint and several covenants, obligations and liabilities of each Borrower and each entity making up Borrower. Any default by any such entity shall be deemed a default by all such entities and Borrower. The obligations contained herein shall be read to apply to the individual entities comprising Borrower when the context so requires but a breach of any obligation hereunder shall be deemed a breach by all such entities and Borrower, entitling Grantee to exercise all of its rights and remedies hereunder and under the other Loan Documents and under applicable law. Subject to the provisions hereof requiring Grantee’s consent to any transfer of the Property, this Security Instrument shall be binding upon and inure to the benefit of Borrower and Grantee and their respective successors and assigns forever.

42.    Inapplicable Provisions. If any term, covenant or condition of this Security Instrument is held to be invalid, illegal or unenforceable in any respect, this Security Instrument shall be construed without such provision.

43.    Headings, Etc. The headings and captions of various sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

44.    Counterparts. This Security Instrument may be executed in any number of counterparts each of which shall be deemed to be an original but all of which when taken together shall constitute one agreement.

45.    Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word “Borrower” shall mean “each Borrower and any subsequent owner or owners of the Property or any part thereof or any interest therein,” the word “Grantee” shall mean “Grantee and any subsequent holder of the Note,” the word “Debt” shall mean “the Note and any other evidence of indebtedness secured by this Security Instrument,” the word “person” shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority, and any other entity, and the words “Property” shall include any portion of the Property and any interest therein and the words

“attorneys’ fees” shall include any and all attorneys’ fees, paralegal and law clerk fees, including, but not limited to, fees at the pre-trial, trial and appellate levels incurred or paid by Grantee in protecting its interest in the Property and Collateral and enforcing its rights hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

46.    Homestead. Borrower hereby waives and renounces all homestead and exemption rights provided by the constitution and the laws of the United States and of any state, in and to the Premises as against the collection of the Debt, or any part hereof.

47.    Assignments. Grantee shall have the right to assign or transfer its rights under this Security Instrument and the other Loan Documents without limitation, including, without limitation, the right to assign or transfer its rights to a servicing agent. Any assignee or transferee shall be entitled to all the benefits afforded Grantee under this Security Instrument and the other Loan Documents.

48.    Survival of Obligations; Survival of Warranties and Representations. Each and all of the covenants, obligations, representations and warranties of Borrower shall survive the execution and delivery of the Loan Documents and the transfer or assignment of this Security Instrument (including, without limitation, any transfer of the Security Instrument by Grantee of any of its rights, title and interest in and to the Property to any party, whether or not affiliated with Grantee), and shall also survive the entry of a judgment of foreclosure, sale of the Property by non-judicial foreclosure or deed in lieu of foreclosure and satisfaction of the Debt.

49.    Covenants Running with the Land. All covenants, conditions, warranties, representations and other obligations contained in this Security Instrument and the other Loan Documents are intended by Borrower and Grantee to be, and shall be construed as, covenants running with the Property until the security title of this Security Instrument has been fully released by Grantee.

50.    Governing Law; Jurisdiction. THIS SECURITY INSTRUMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY COURT OF COMPETENT JURISDICTION LOCATED IN THE STATE IN WHICH THE PROPERTY IS LOCATED IN CONNECTION WITH ANY PROCEEDING OUT OF OR RELATING TO THIS SECURITY INSTRUMENT.

51.    Time. Time is of the essence in this Security Instrument and the other Loan Documents.

52.    No Third-Party Beneficiaries. The provisions of this Security Instrument and the other Loan Documents are for the benefit of Borrower and Grantee and shall not inure to the benefit of any third party (other than any successor or assignee of Grantee). This Security

Instrument and the other Loan Documents shall not be construed as creating any rights, claims or causes of action against Grantee or any of its officers, directors, agents or employees in favor of any party other than Borrower including but not limited to any claims to any sums held in the Tax and Insurance Escrow Fund or the Replacement Reserve Fund.

53.    Relationship of Parties. The relationship of Grantee and Borrower is solely that of creditor and debtor, and Grantee has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Loan Documents shall be construed to be other than that of debtor and creditor. Borrower represents and acknowledges that the Loan Documents do not provide for any shared appreciation rights or other equity participation interest.

54.    Intentionally Deleted.

55.    Investigations. Any and all representations, warranties, covenants and agreements made in this Security Instrument (and/or in other Loan Documents) shall survive any investigation or inspection made by or on behalf of Grantee.

56.    Assignment of Leases and Rents.      (a) Borrower acknowledges and confirms that it has executed and delivered to Grantee an Assignment of Leases and Rents of even date (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “Assignment of Leases and Rents”), intending that such instrument create a present, absolute assignment to Grantee of the Leases and Rents. Borrower’s assignment of rents and revenues pursuant to subsection 24(b) above shall not be deemed to limit the intended benefits or the remedies provided under the Assignment of Leases and Rents. Borrower hereby assigns to Grantee, as further security for the Debt and the Obligations, the Leases and Rents. While any Event of Default exists, Grantee shall be entitled to exercise any or all of the remedies provided in the Assignment of Leases and Rents and in Section 24 hereof, including, without limitation, the right to have a receiver appointed. If any conflict or inconsistency exists between the assignment of the Leases and the Rents in this Security Instrument and the absolute assignment of the Leases and the Rents in the Assignment of Leases and Rents, the terms of the Assignment of Leases and Rents shall control.

(b)      So long as any part of the Debt and the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Borrower, Grantee, any lessee or any third party by purchase or otherwise.

57.    Waiver of Right to Trial by Jury. BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS SECURITY INSTRUMENT OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF THE RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. GRANTEE IS HEREBY

AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

58.    Limitation on Recourse. Borrower’s obligations hereunder and under the Loan Documents are subject to those certain limitations on recourse set forth in Section 12 of the Note.

59.    Expenses and Attorneys’ Fees. Borrower agrees to promptly pay all reasonable fees, costs and expenses incurred by Grantee in connection with any matters contemplated by or arising out of this Security Instrument and the Loan Documents, including the following, and all such fees, costs and expenses shall be part of the Debt, payable on demand: (i) reasonable fees, costs and expenses (including reasonable attorneys’ fees, and other professionals retained by Grantee) incurred in connection with the examination, review, due diligence investigation, documentation and closing of the financing arrangements evidenced by the Loan Documents; (ii) reasonable fees, costs and expenses (including reasonable attorneys’ fees and other professionals retained by Grantee) incurred in connection with the administration of the Loan Documents and the loan and any amendments, modifications and waivers relating thereto; (iii) reasonable fees, costs and expenses (including reasonable attorneys’ fees) incurred in connection with the review, documentation, negotiation, closing and administration of any subordination or intercreditor agreements; and (iv) reasonable fees, costs and expenses (including attorneys’ fees and fees of other professionals retained by Grantee) incurred in any action to enforce this Security Instrument or the other Loan Documents or to collect, upon the occurrence of an Event of Default hereunder or under the other Loan Documents, any payments due from Borrower under this Security Instrument, the Note or any other Loan Document or incurred in connection with any refinancing or restructuring of the credit arrangements provided under this Security Instrument, whether in the nature of a “workout” or in connection with any insolvency or bankruptcy proceedings or otherwise.

60.    Amendments and Waivers. Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Security Instrument, the Note or any other Loan Document, or consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by Grantee and any other party to be charged. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

61.    Sophisticated Parties; Reasonable Terms. Borrower represents, warrants and acknowledges that (i) Borrower is a sophisticated real estate investors, familiar with transactions of this kind, and (ii) Borrower has entered into this Security Instrument and the other Loan Documents after conducting its own assessment of the alternatives available to them in the market, and after lengthy negotiations in which they have been represented by legal counsel of their choice. Borrower also acknowledges and agrees that the rights of Grantee under this Security Instrument and the other Loan Documents are reasonable and appropriate, taking into consideration all of the facts and circumstances including without limitation the quantity of the loan secured by this Security Instrument, the nature of the Deed of Property, and the risks incurred by Grantee in this transaction.

62.    Servicer. Grantee shall have the right at any time throughout the term of the loan to designate a loan servicer to administer this Security Instrument and the other Loan Documents. All of Grantee’s rights under this Security Instrument and the Loan Documents may be exercised by any such servicer designated by Grantee. Any such servicer shall be entitled to the benefit of all obligations of Borrower in favor of Grantee.

63.    No Duty. All loan servicers, attorneys, accountants, appraisers, and other professionals and consultants retained by Grantee or any such loan servicers shall have the right to act exclusively in the interest of Grantee and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Borrower, any Guarantor or Affiliate.

64.    Intentionally Deleted.

65.    Request for Notice. Borrower herein named requests a copy of any notice of default and any notice of sale at Borrower’s address hereinabove set forth.

66.    Tenants In Common and Master Lease Provisions. As long as the Debt remains unsatisfied, the provisions of this Section 66 and all other provisions of this Security Instrument shall govern, control and supercede any contrary or inconsistent provisions of that certain Tenants In Common Agreement dated as of or about the date hereof, executed and delivered by each Borrower (as amended from time to time with the prior written consent of Grantee, the “TIC Agreement”).

(a) Tenants In Common Agreement. No Borrower shall amend, modify, alter, assign or terminate the TIC Agreement without the prior written consent of Grantee. Each Borrower shall timely perform its obligations under the TIC Agreement. Each Borrower covenants and agrees that Grantee shall be and hereby is made an intended third party Grantee of the TIC Agreement. Notwithstanding the foregoing, any action (or inaction) by a Borrower that constitutes an Event of Default under this Security Instrument, although such action (or inaction) is permitted under the terms of the TIC Agreement, shall nevertheless constitute an Event of Default hereunder and shall not be deemed waived by virtue of such action (or inaction) being permitted under the TIC Agreement. Each Borrower agrees that the TIC Agreement shall automatically terminate upon Grantee’s acquisition of the Property pursuant to the entry of a judgment of foreclosure, sale of the Property by non-judicial foreclosure sale, or delivery by Borrower of a deed in lieu of foreclosure. Each Borrower hereby acknowledges and agrees that the TIC Agreement does not constitute a lien or other encumbrance upon the Property, notwithstanding that the TIC Agreement or a memorandum thereof may be recorded. Each Borrower hereby acknowledges and agrees that any decision regarding the Property shall require the approval of the Tenants in Common who own more than 50% of the Property.

(b) Subordination of TIC Agreement. Each Borrower hereby irrevocably (i) subordinates the TIC Agreement and each Borrower’s rights, remedies and indemnities under the TIC Agreement to this Security Instrument, the other Loan Documents, the Debt and the other Obligations and covenants and agrees not to assert, collect, sue upon or otherwise enforce such rights, remedies and indemnities while any portion of the Debt and other Obligations are outstanding; (ii) waives any and all Borrower’s lien rights or security interests with respect to the

Property and the interests of any other party to the TIC Agreement; (iii) subjects and subordinates in all respects to the Debt, the Loan Documents and the rights of Grantee, any and all rights to, or to obtain, reimbursement, interest on reimbursement claims, and other amounts under the TIC Agreement, and (iv) shall have no lien of any kind under the TIC Agreement.

(c) Intentionally Omitted.

(d) Purchase, Sale, Encumbrance. No Borrower shall encumber its undivided interest in the Property while the Debt is outstanding without the prior written consent of the Grantee, which consent may be withheld in Grantee’s sole and absolute discretion. Notwithstanding the provisions of the TIC Agreement, no purchase or sale under the TIC Agreement may or shall be completed without Grantee’s prior written consent.

(e) Subordination of Claims under TIC Agreement and Master Lease. Each Borrower agrees as follows with respect to any amounts owed to such Borrower by any other Borrower under the TIC Agreement or the Master Lease or otherwise, and any interest thereon or claims or causes of action with respect thereto (collectively, “Subordinate Claims”):

(i) each Borrower hereby postpones and subordinates payment of and makes all the Subordinate Claims subject in right of satisfaction, payment and performance, to the full and absolute payment of the Debt;

(ii) each Borrower hereby covenants and agrees that payments under or with respect to any Subordinate Claims will be made only from excess cash flow from the Property, and only so long as no default exists under the Loan Documents;

(iii) each Borrower waives all rights to declare default and pursue remedies with respect to the Subordinate Claims unless and until such time as the Debt shall have been paid in full and discharged by Grantee;

(iv) each Borrower covenants and agrees that it shall not petition for or otherwise institute bankruptcy or insolvency proceedings against any other Borrower; and

(v) each Borrower covenants and agrees that in the event of any bankruptcy, insolvency, arrangement, reorganization or receivership proceeding relating to any other Borrower, the following shall apply:

(A) each Borrower hereby assigns all his, her or its voting rights, as creditor or otherwise, in connection with any such proceeding to the Grantee;

(B) in any such proceeding, Borrower will duly and promptly take such action as Grantee may request to (i) collect for the account of Grantee the Subordinate Claims and to file appropriate claims or proofs of claim with respect thereto; and (ii) execute and deliver to Grantee such powers of attorney, assignments or other instruments as Grantee may request in order to enable it to enforce any and all claims with respect to the Subordinate Claims; and

(C) in any such proceeding Grantee may, and is hereby irrevocably authorized and empowered (in its own name or in the name of the said Borrower) but shall have no obligation to: demand, sue for, collect and receive every payment or distribution in respect of the Subordinate Claims and give acquittance therefor; and file claims and proofs of claims and take such other action (including, without limitation, voting the Subordinate Claims and approving or objecting to a plan of reorganization) as Grantee may deem necessary or advisable.

(f)     Master Lease. Master Tenant shall not assign or pledge or otherwise encumber its interest the Master Lease, directly, indirectly, by operation of law or otherwise, without the Grantee’s prior written consent. No Borrower shall amend, modify, alter, assign or terminate the Master Lease without the prior written consent of Grantee. Each Borrower shall timely perform its obligations under the Master Lease. Each Borrower covenants and agrees that Grantee shall be and hereby is made an intended third party Grantee of the Master Lease. Notwithstanding the foregoing, any action (or inaction) by a Borrower that constitutes an Event of Default under this Security Instrument, although such action (or inaction) is permitted under the terms of the Master Lease, shall nevertheless constitute an Event of Default hereunder and shall not be deemed waived by virtue of such action (or inaction) being permitted under the Master Lease. Each Borrower agrees that the Master Lease shall automatically terminate upon Grantee’s acquisition of the Property pursuant to the entry of a judgment of foreclosure, sale of the Property by non-judicial foreclosure sale, or delivery by Borrower of a deed in lieu of foreclosure. Each Borrower hereby acknowledges and agrees that the Master Lease does not constitute a lien or other encumbrance upon the Property (other than as a tenancy thereof subject to the terms and provision hereof and of the other Loan Documents), notwithstanding that the Master Lease or a memorandum thereof may be recorded.

(g) Subordination of Master Lease. Master Tenant hereby irrevocably (i) subordinates the Master Leasehold Estate and Master Tenant’s rights, remedies and indemnities under the Master Lease to this Security Instrument, the other Loan Documents, the Debt and the other Obligations (unless Grantee elects in writing to make certain of Master Tenant’s rights and interest in the Master Lease superior to this Security Instrument) and covenants and agrees not to assert, collect, sue upon or otherwise enforce such rights, remedies and indemnities while any portion of the Debt and other Obligations are outstanding, and (ii) waives any and all Master Tenant’s lien rights or security interests with respect to the Property. Upon any termination of the Master Lease, any underlying Leases shall continue in full force and effect (unless Grantee otherwise elects in writing) as direct Leases between the Borrower or its successors and assigns as owner of the Property and the tenants thereunder, without the necessity of any assignment or other act or deed on the part of the Master Tenant or the Borrower. Master Tenant covenants it will not subordinate the Master Lease to any mortgage or trust deed or debt other than this Security Instrument and the Debt without the prior written consent of Grantee.

(h) Notice Matters. Borrower hereby designates Master Tenant as the party to receive all notices (including but not limited to service of process) on behalf of Borrower pursuant to this Security Instrument and the other Loan Documents, including all notices from the Grantee pursuant to the terms of this Security Instrument and the other Loan Documents. Master Tenant shall have the right to communicate with the Grantee on behalf of the Borrower and to handle all matters on behalf of the Borrower under the terms of the Loan Documents. Without limitation of the foregoing, Master Tenant shall provide to Grantee all reports and other information required pursuant to the terms of this Security Instrument and the other Loan Documents and to request Grantee’s approval for any matters requiring such approval in accordance with the terms of this Security Instrument and the other Loan Documents. All reporting covenants contained in this Security Instrument and the other Loan Documents, while constituting the obligation of the Borrower hereunder and thereunder, shall be performed by the Master Tenant on behalf of the Borrower.

(i) Grantee Protections. The protections afforded to Grantee under this clause (i) are in addition to and not in lieu of the other provisions of this Section 66 and this Security Instrument and the other Loan Documents, and in no way shall be construed as limiting the subordination of the Master Lease to this Security Instrument or the grant by the Master Tenant of the Master Leasehold Estate hereunder and the other obligations of the Master Tenant hereunder and under the other Loan Documents. Master Tenant agrees to give Grantee written notice of any material notice or claim of a breach of the Master Lease served upon Grantor by Master Tenant. Master Tenant further agrees that if Grantor shall have failed to cure any breach of the Master Lease within twenty (20) days after such notice to Grantor (or if such breach cannot be cured or corrected within that time, then such additional time as may be necessary if Grantor has commenced within such twenty (20) days and is diligently pursuing the remedies or steps necessary to cure or correct such breach), then Grantee shall have an additional thirty (30) days within which to cure or correct such breach (or if such breach cannot be cured or corrected within that time, then such additional time as may be necessary if Grantee has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such breach, including the time necessary to obtain possession if possession is necessary to cure or correct such breach). It is further agreed that (a) if this Security Instrument shall be foreclosed, (i) Grantee (or its grantees) or purchaser at any foreclosure sale (or grantee in a deed in lieu of foreclosure), as the case may be, shall not be (x) liable for any act or omission of any prior Grantor (including Grantor), (y) subject to any offsets or counterclaims which Master Tenant may have against a prior Grantor (including Grantor), or (z) bound by any prepayment of Rent which Master Tenant may have made in excess of the amounts then due for the next succeeding month; (ii) the liability of the Grantee or the purchaser at such foreclosure sale or the liability of a subsequent owner designated as Grantor under the Master Lease shall exist only so long as Grantee, purchaser or owner is the owner of the Premises, and such liability shall not continue or survive after further transfer of ownership; (iii) upon request of Grantee, if this Security Instrument shall be foreclosed, Master Tenant will attorn, as Master Tenant under the Master Lease, to the purchaser at any foreclosure sale under this Security Instrument, and Master Tenant will execute such instruments as may be necessary or appropriate to evidence such attornment. Master Tenant agrees that, from time to time upon not less than ten (10) days’ prior request by Grantor or Grantee, Master Tenant (or any permitted assignee, sublessee, licensee, concessionaire or other occupant of the Premises claiming by, through or under Master Tenant) will deliver to Grantor, or to Grantee, a statement in writing signed by Master Tenant certifying (i) that the Master Lease is unmodified and in full force and effect (or if there have been modifications, that the Master Lease as modified is in full force and effect and identifying the modifications); (ii) the date upon which Master Tenant began paying Rent and the dates to which the Rent and other charges have been paid; (iii) that Borrower has not breached any provision of the Master Lease, or, if breach exists, the nature thereof in detail; (iv) that the Premises have been completed in accordance with the terms hereof and Master Tenant is in occupancy and paying Rent on a current basis with no rental offsets or claims; (v) that there has been no prepayment of Rent other than that provided for in the Master Lease; (vi) that there are no actions, whether voluntary or otherwise, pending against Master Tenant under the bankruptcy laws of the United States or any state thereof; and (vii) such other matters as may be required by Grantor or Grantee.

(j) Violation of Loan Documents. No Borrower shall take any action, whether or not otherwise permitted under the TIC Agreement or the Master Lease, which violates or may result in a breach or default under the Loan Documents.

(k) Confidentiality Provisions. The provisions of the Master Lease and the TIC Agreement, if any, which in any manner relate to confidentiality or limit or prohibit disclosure of information shall be of no force or effect while the Debt is outstanding.

67.    Securities Law Compliance. Borrower hereby represents and warrants that to its knowledge, no securities laws have been violated in connection with the issuing, selling, transferring or marketing of tenancy in common interests in the Property. Without limiting the foregoing, neither Borrower nor any of their affiliates has made any material untrue statement in any offering memorandum or other offering materials provided to prospective investors in connection with any potential investment in any such tenancy in common or membership interest or has omitted any material fact or information from any such materials.

68.    Security Instrument Provisions. The construction of this Security Instrument as a Deed to Secure Debt shall not limit the rights and authorities separately granted to Grantee under this Security Instrument and shall not limit the Assignment of Leases and Rents of even date herewith between Borrower and Grantee with respect to the Property.

69.    Intentionally Deleted.

70.    Special Georgia State Provisions. The following shall govern over any provision contained herein that is inconsistent with the terms of this Section 70.

(a)    Power of Sale.

(i)      Grantee, at its option, may sell the Property or any part of the Property at public sale or sales before the door of the courthouse of the county in which the Property or any part of the Property is situated, to the highest bidder for cash, after advertising the time, place and terms of sale once a week for four (4) weeks immediately preceding such sale (but without regard to the number of days) in a newspaper in which Sheriff’s sales are advertised in said county. Grantee may bid and purchase at such sale the Property or any part thereof and in lieu of paying cash therefore may make settlement for the purchase price by crediting upon the Obligations the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which Grantee is authorized to deduct under the Security Instrument.

(ii)     With respect to any personal property or fixtures included in or located on the Property, Grantee may, at its option, sell or otherwise dispose of the same by public or private proceedings, separate from the sale of the real property, in accordance with the provisions of the UCC, and Grantee may with respect to such personal property and fixtures exercise any other rights and remedies of a secured party under the UCC.

(iii)    At any such sale, Grantee may execute and deliver to the purchaser a conveyance of the Property, or any part of the Property, or any personal property or fixtures included in or located on the Property, which conveyance may contain recitals as to the occurrence of an Event of Default hereunder or under the other Loan Documents, and to this end Grantor hereby constitutes and appoints Grantee as its agent and attorney in fact to make such sale and conveyance, and thereby to divest Grantor of all right, title and equity in and to the Property and to vest the same in the purchaser or purchasers at such sale or sales, and all the acts and doings of said agent and attorney in fact are hereby ratified and confirmed. The aforesaid power of sale and agency hereby granted is coupled with an interest and is irrevocable by dissolution or otherwise, is granted as cumulative of the other remedies provided by law for collection of the Obligations secured hereby, and shall not be exhausted by one exercise thereof, but may be exercised until full satisfaction of all sums secured hereby has occurred.

(iv)    Grantee may adjourn from time to time any sale by it to be made under or by virtue of this Security Instrument by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Grantee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(b)    Grantee’s Judicial Remedies.    In the event that Grantee shall have proceeded to enforce any right, power or remedy under this Security Instrument by foreclosure, entry or otherwise, and such proceeding shall have been withdrawn, discontinued or abandoned for any reason, then in every such case, Grantor expressly waives any and all benefits Grantor may have under O.C.G.A. § 44-14-85 to claim or assert that the Obligations have been reinstated in accordance with their terms following the withdrawal of any foreclosure proceedings by Grantee and waives the benefit of any other statute or rule of law now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with this sentence.

(c)    Waiver of Grantor’s Rights.  BY EXECUTION OF THIS SECURITY INSTRUMENT, GRANTOR EXPRESSLY: (I) ACKNOWLEDGES THE RIGHT OF GRANTEE TO ACCELERATE THE OBLIGATIONS SECURED BY THIS SECURITY INSTRUMENT AND THE POWER OF ATTORNEY GIVEN HEREIN TO GRANTEE TO SELL THE PROPERTY BY NON-JUDICIAL FORECLOSURE UPON DEFAULT BY

GRANTOR WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS SECURITY INSTRUMENT; (II) WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES OF AMERICA (INCLUDING, WITHOUT LIMITATION, THE FIFTH AND FOURTEENTH AMENDMENTS THERETO), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS OF THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, (1) TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY GRANTEE OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO GRANTEE, EXCEPT SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS SECURITY INSTRUMENT, AND (2) CONCERNING THE APPLICATION, RIGHTS OR BENEFITS OF ANY STATUTE OF LIMITATIONS OR ANY MORATORIUM, REINSTATEMENT, MARSHALING, FORBEARANCE, APPRAISEMENT, VALUATION, STAY, EXTENSION, HOMESTEAD, EXEMPTION OR REDEMPTION LAWS; (III) ACKNOWLEDGES THAT GRANTOR HAS READ THIS SECURITY INSTRUMENT AND ANY AND ALL QUESTIONS OF GRANTOR REGARDING THE LEGAL EFFECT OF THIS SECURITY INSTRUMENT AND ITS PROVISIONS HAVE BEEN EXPLAINED TO GRANTOR, AND GRANTOR HAS CONSULTED WITH COUNSEL OF GRANTOR’S CHOICE PRIOR TO EXECUTING THIS SECURITY INSTRUMENT; AND (IV) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY GRANTOR AS PART OF A BARGAINED-FOR LOAN TRANSACTION AND THAT THIS SECURITY INSTRUMENT IS VALID AND ENFORCEABLE BY GRANTEE AGAINST GRANTOR IN ACCORDANCE WITH ALL OF THE TERMS AND CONDITIONS HEREOF.

(d)    Attorney’s Fees.    Notwithstanding anything contained herein to the contrary, (i) “reasonable attorneys’ fees” are not, and shall not be, statutory attorneys’ fees under the Official Code of Georgia (“O.C.G.A.”), (ii) if, under any circumstances Grantor is required hereunder to pay any or all of Grantee’s attorneys’ fees and expenses, Grantor shall be responsible only for actual legal fees and out of pocket expenses actually incurred by Grantee at customary hourly rates for the work done, and (iii) Grantor shall not be liable under any circumstances for additional attorneys’ fees or expenses under O.C.G.A. Section 13-1-11.

[SIGNATURE PAGE FOLLOWS]

Borrower has executed this instrument as of the day and year first above written.

GRANTOR:

Signed, sealed and delivered in	FOR 1031 NORTHRIDGE LLC,
the presence of:	an Idaho limited liability company

/s/ Authorized Person	By:	FOR 1031 LLC, an Idaho
Witness		limited liability company, its
sole member
/s/ Shelley L. Howe
Notary Public
By: /s/ Var Reeve
My commission expires: 9.27.06		Name: Var Reeve
Title: Authorized Rep.
[NOTARY SEAL]

MASTER TENANT:

Signed, sealed and delivered in		DBSI NORTHRIDGE LEASECO LLC,
the presence of:		an Idaho limited liability company

/s/ Authorized Person		By:	DBSI HOUSING INC., an Idaho
Witness			corporation, its sole manager

/s/ Shelley L. Howe
Notary Public		By:	/s/ Douglas Swenson
		Name:	Douglas Swenson
My commission expires: 9.27.06		Its:	President

[NOTARY SEAL]

2

EXHIBIT A

Legal Description

(See attached)

3

EXHIBIT A

All that tract or parcel of land lying and being in Land Lots 25 of the 17th District, Fulton County, Georgia containing 11.201 acres, and being more particularly described as follows:

Commencing at the extended intersection of the mitered West right of way line of Colquitt Drive (80’ right of way) and the South right of way line of Northridge Road (100’ right of way); thence along said West right of way line of Colquitt Drive South 01°19’11” East a distance of 18.02 feet to an iron pin placed and THE TRUE POINT OF BEGINNING; thence South 01°19’11” East a distance of 672.07 feet to  1/2” bent rebar found; thence leaving said right of way line South 87°25’34” West a distance of 893.13 feet to an iron pin placed on the East right of way line of Roswell Road; thence along said right of way line along an arc to the left having a radius of 1,946.86 feet and being subtended by a chord bearing and distance of North 09°24’05” East, 385.66 feet, thence along said arc a distance of 386.30 feet to an iron pin placed; thence leaving said right of way line North 72°03’42” East, a distance of 32.73 feet to an iron pin placed; thence along an arc to the left having a radius of 1,978.20 feet and being subtended by a chord bearing and distance of North 01°29’13” West, 1.77 feet, thence along said arc a distance of 1.77 feet to a 5/8” rebar found; thence North 71°53’09” East a distance of 200.03 feet to an iron pin placed; thence North 03°42’54” West a distance of 184.95 feet to an iron pin placed on the South right of way line of Northridge Road; thence along said right of way line along an arc to the right having a radius of 781.64 feet and being subtended by a chord bearing and distance of North 78°15’45” East, 99.00 feet, thence along said arc a distance of 99.06 feet to an iron pin placed; thence North 82°03’15” East a distance of 498.61 feet to an iron pin placed; thence South 40°27’55” East a distance of 21.23 feet to an iron pin placed on the West right of way line of Colquitt Drive and THE TRUE POINT OF BEGINNING.

TOGETHER WITH Declaration of Reciprocal Easements between Phoenix Mutual Life Insurance Company, Phoenix Founders, Inc. and Northridge Center Partners, II dated November 31, 1985, and recorded in Deed Book 9972, Page 463; as amended by Amended and Restated Declaration of Reciprocal Easements dated June X, 1988, filed July 28, 1988, and recorded in Deed Book 11755, Page 166, aforesaid records; Second amended and Restated Declaration of Reciprocal Easements dated June 7, 1990, filed October 9, 1990, and recorded in Deed Book 13763, Page 273, aforesaid records.